EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                            Dated as of March 8, 2005

                                      among

                              CROMPTON CORPORATION,

                          COPERNICUS MERGER CORPORATION

                                       and

                        GREAT LAKES CHEMICAL CORPORATION

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
                                TABLE OF CONTENTS


                                                                                                       PAGE


ARTICLE I             The Merger........................................................................2

     Section 1.1.          The Merger...................................................................2

     Section 1.2.          Closing......................................................................2

     Section 1.3.          Effective Time...............................................................2

     Section 1.4.          Effects of the Merger........................................................3

     Section 1.5.          Certificate of Incorporation and By-laws of the Surviving Corporation........3

     Section 1.6.          Directors of the Surviving Corporation.......................................3

ARTICLE II            Effect of the Merger on the Capital Stock of the Constituent
                      Corporations; Exchange of Certificates; Great Lakes Stock Options,
                      Great Lakes Restricted Share Units and Great Lakes Restricted Shares..............3

     Section 2.1.          Effect on Capital Stock......................................................3

     Section 2.2.          Exchange of Certificates.....................................................4

     Section 2.3.          Great Lakes Stock Options, Great Lakes Restricted Share Units
                           and Great Lakes Restricted Shares........................................... 8

     Section 2.4.          Adjustments.................................................................10

ARTICLE III           Representations and Warranties of Great Lakes....................................11

     Section 3.1.          Organization; Standing; Corporate Power; Subsidiaries.......................11

     Section 3.2.          Capitalization..............................................................12

     Section 3.3.          Authority; Noncontravention; Voting Requirements............................13

     Section 3.4.          Governmental Approvals......................................................14

     Section 3.5.          Great Lakes SEC Documents; Undisclosed Liabilities;
                           Off-Balance Sheet Contracts.................................................15

     Section 3.6.          Absence of Certain Changes or Events........................................16

     Section 3.7.          Legal Proceedings...........................................................16

     Section 3.8.          Compliance With Laws; Permits...............................................16

     Section 3.9.          Information Supplied........................................................18

     Section 3.10.         Tax Matters.................................................................18

     Section 3.11.         Employee Benefits and Labor Matters.........................................20

     Section 3.12.         Environmental Matters.......................................................22


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

     Section 3.13.         Contracts...................................................................24

     Section 3.14.         Title to Properties.........................................................24

     Section 3.15.         Intellectual Property.......................................................24

     Section 3.16.         Opinion of Financial Advisor................................................25

     Section 3.17.         Brokers and Other Advisors..................................................25

     Section 3.18.         State Takeover Statutes.....................................................26

ARTICLE IV            Representations and Warranties of Crompton and Merger Sub........................26

     Section 4.1.          Organization; Standing; Corporate Power; Subsidiaries.......................26

     Section 4.2.          Capitalization..............................................................27

     Section 4.3.          Authority; Noncontravention; Voting Requirements............................28

     Section 4.4.          Governmental Approvals......................................................30

     Section 4.5.          Crompton SEC Documents; Undisclosed Liabilities;
                           Off-Balance Sheet Contracts.................................................30

     Section 4.6.          Absence of Certain Changes or Events........................................31

     Section 4.7.          Legal Proceedings...........................................................32

     Section 4.8.          Compliance With Laws; Permits...............................................32

     Section 4.9.          Information Supplied........................................................33

     Section 4.10.         Tax Matters.................................................................34

     Section 4.11.         Employee Benefits and Labor Matters.........................................35

     Section 4.12.         Environmental Matters.......................................................37

     Section 4.13.         Contracts...................................................................37

     Section 4.14.         Title to Properties.........................................................38

     Section 4.15.         Intellectual Property.......................................................38

     Section 4.16.         Opinion of Financial Advisor................................................39

     Section 4.17.         Brokers and Other Advisors..................................................39

     Section 4.18.         State Takeover Statutes; Crompton Charter Documents.........................39

     Section 4.19.         Operations of Merger Sub....................................................39

     Section 4.20.         Draft Form 10-K.............................................................40

     Section 4.21.         No Restatement..............................................................40


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE V             Covenants Relating to the Conduct of Business; Non-Solicitation..................40

     Section 5.1.          Conduct of Business.........................................................40

     Section 5.2.          No Solicitation by Great Lakes; Etc.........................................47

     Section 5.3.          No Solicitation by Crompton; Etc............................................50

ARTICLE VI            Additional Agreements............................................................52

     Section 6.1.          Preparation of the Form S-4 and the Joint Proxy Statement;
                           Stockholder Meetings........................................................52

     Section 6.2.          Access to Information; Confidentiality......................................54

     Section 6.3.          Reasonable Best Efforts.....................................................54

     Section 6.4.          Indemnification; Directors' and Officers' Insurance.........................57

     Section 6.5.          Fees and Expenses...........................................................58

     Section 6.6.          Public Announcements........................................................59

     Section 6.7.          Affiliates..................................................................59

     Section 6.8.          Stock Exchange Listing......................................................59

     Section 6.9.          Stockholder Litigation......................................................59

     Section 6.10.         Tax Treatment...............................................................59

     Section 6.11.         Employee Matters............................................................60

     Section 6.12.         Rule 16b-3..................................................................61

     Section 6.13.         Governance..................................................................61

     Section 6.14.         Crompton 2004 Indentures....................................................62

     Section 6.15.         Dividend Coordination.......................................................63

     Section 6.16.         Filing of Annual Report on Form 10-K........................................63

     Section 6.17.         Credit Agreement............................................................63

ARTICLE VII           Conditions Precedent.............................................................63

     Section 7.1.          Conditions to Each Party's Obligation to Effect the Merger..................63

     Section 7.2.          Conditions to Obligations of Crompton and Merger Sub........................64

     Section 7.3.          Conditions to Obligation of Great Lakes.....................................65

     Section 7.4.          Limitations on Certain Conditions to Obligations of Great Lakes.............67


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE VIII          Termination; Amendment...........................................................67

     Section 8.1.          Termination.................................................................67

     Section 8.2.          Termination Fee.............................................................69

     Section 8.3.          Effect of Termination.......................................................70

     Section 8.4.          Amendment...................................................................70

     Section 8.5.          Extension; Waiver...........................................................71

     Section 8.6.          Procedure for Termination or Amendment......................................71

     Section 8.7.          Lender Consent Under the Crompton Credit Agreement..........................71

ARTICLE IX            Miscellaneous....................................................................71

     Section 9.1.          Nonsurvival of Representations and Warranties...............................71

     Section 9.2.          Assignment..................................................................71

     Section 9.3.          Entire Agreement; No Third-Party Beneficiaries..............................72

     Section 9.4.          Governing Law...............................................................72

     Section 9.5.          Specific Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.........72

     Section 9.6.          Notices.....................................................................72

     Section 9.7.          Disclosure Schedules........................................................74

     Section 9.8.          Definitions.................................................................74

     Section 9.9.          Interpretation..............................................................77

     Section 9.10.         Severability................................................................77

     Section 9.11.         Counterparts................................................................77

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                          AGREEMENT AND PLAN OF MERGER

           This AGREEMENT AND PLAN OF MERGER, dated as of March 8, 2005 (this
"Agreement"), is among CROMPTON CORPORATION, a Delaware corporation
("Crompton"), COPERNICUS MERGER CORPORATION, a Delaware corporation and a direct, wholly owned Subsidiary of Crompton ("Merger Sub"), and GREAT LAKES
CHEMICAL CORPORATION, a Delaware corporation ("Great Lakes"). Certain terms used in this Agreement are defined in Section 9.8.

           WHEREAS, the respective Boards of Directors of Crompton, Merger Sub and Great Lakes have approved and declared advisable this Agreement and the merger of Merger Sub with and into Great Lakes (the "Merger"), on the terms and subject to the conditions provided for in this Agreement, in order to advance the long-term strategic business interests of Crompton and Great Lakes; and

           WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and that this Agreement constitutes a plan of reorganization.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Crompton, Merger Sub and Great Lakes hereby agree as follows:

                                    ARTICLE I

                                   The Merger

           SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into Great Lakes, and the separate corporate existence of Merger Sub shall thereupon cease, and Great Lakes shall be the surviving corporation in the Merger (the "Surviving Corporation").

           SECTION 1.2. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second
Business Day after satisfaction or waiver of the conditions set forth in Article
VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York,
New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

           SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL (the
"Certificate of Merger"). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").


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           SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Great Lakes and Merger Sub shall vest in the Surviving
Corporation, and all debts, liabilities and duties of Great Lakes and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           SECTION 1.5. Certificate of Incorporation and By-laws of the
Surviving Corporation.

           (a) The Restated Certificate of Incorporation of Great Lakes, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit A and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving
Corporation until thereafter amended as provided therein or by applicable Law.

           (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

           SECTION 1.6. Directors of the Surviving Corporation. Each of the parties hereto shall take all necessary action to cause the directors of Merger
Sub immediately prior to the Effective Time to be the directors of the Surviving
Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
 Constituent Corporations; Exchange of Certificates; Great Lakes Stock Options,
 ------------------------------------------------------------------------------
      Great Lakes Restricted Share Units and Great Lakes Restricted Shares
      --------------------------------------------------------------------

           SECTION 2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $1.00 per share, of Great Lakes ("Great Lakes
Common Stock") or any shares of capital stock of Merger Sub:

           (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.


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           (b) Cancellation of Treasury Stock and Crompton-Owned Stock. Any
shares of Great Lakes Common Stock that are owned by Great Lakes as treasury stock, and any shares of Great Lakes Common Stock owned by Crompton or Merger
Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Great Lakes Common Stock. Subject to Section
2.2(e), each issued and outstanding share of Great Lakes Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive 2.2232 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Crompton ("Crompton Common Stock") (the "Merger Consideration"). As of the
Effective Time, all such shares of Great Lakes Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Great Lakes Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and any net cash proceeds from the sale of the Excess Shares to which such holder is entitled pursuant to Section
2.2(e), in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

           SECTION 2.2. Exchange of Certificates.

           (a) Exchange Agent. As of the Effective Time, Crompton shall deposit with the bank or trust company to be designated by Crompton and reasonably acceptable to Great Lakes (the "Exchange Agent"), for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Crompton Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Great Lakes Common Stock (such shares of Crompton Common
Stock, together with any dividends or other distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund").

           (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Crompton shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Great Lakes Common Stock were converted pursuant to Section 2.1(c) into the right to receive the Merger
Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form as Crompton and Great Lakes may reasonably agree to use and shall have such other provisions as Crompton and Great Lakes may reasonably agree to specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration, any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.2(c) and any net cash proceeds from the sale of the Excess Shares to which such holders are entitled pursuant to Section 2.2(e).
Upon surrender of a Certificate for cancellation to the Exchange Agent, together


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with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Crompton Common Stock that such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Great Lakes Common Stock then held by such holder under all such Certificates so surrendered, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) and
(C) any net cash proceeds from the sale of the Excess Shares to which such holder is entitled pursuant to Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Great Lakes Common Stock that is not registered in the transfer records of Great Lakes, a certificate representing the proper number of shares of Crompton Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such issuance shall have paid, or pay, any transfer and other taxes required by reason of the issuance of shares of Crompton Common Stock to a Person other than the registered holder of such Certificate or shall have established to the reasonable satisfaction of Crompton and the Exchange Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2(b), each Certificate shall be deemed at any time after the Effective
Time to represent only the right to receive the Merger Consideration, any dividends or other distributions to which the holder of such Certificate is entitled pursuant to Section 2.2(c) and any net cash proceeds from the sale of the Excess Shares to which such holder is entitled pursuant to Section 2.2(e), in each case without interest.

           (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Crompton Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered
Certificate with respect to the shares of Crompton Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of any fractional shares of Crompton Common Stock shall be paid to any such holder pursuant to Section 2.2(e), in each case until the holder of such Certificate shall surrender such Certificate in accordance with this Article II.
Following surrender of any Certificate in accordance with this Article II, there shall be paid to the record holder thereof, without interest, (i) at the time of such surrender, the amount of any net cash proceeds from the sale of the Excess
Shares to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions, payable with respect to that number of whole shares of Crompton Common Stock issuable in exchange for such Certificate pursuant to this Article II, with a record date after the Effective
Time and paid with respect to Crompton Common Stock prior to such surrender, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Crompton Common Stock.


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           (d) Transfer Books; No Further Ownership Rights in Great Lakes Stock.
All shares of Crompton Common Stock issued upon the surrender for exchange of
Certificates in accordance with the terms of this Article II (including any dividends or other distributions paid pursuant to Section 2.2(c) and any net cash proceeds from the sale of the Excess Shares paid pursuant to Section
2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Great Lakes Common Stock previously represented by such Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of Great Lakes shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Great
Lakes Common Stock that were outstanding immediately prior to the Effective
Time. Subject to the last sentence of Section 2.2(g), if, at any time after the
Effective Time, Certificates are presented to the Surviving Corporation or the
Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

           (e) No Fractional Shares. No certificates or scrip representing fractional shares of Crompton Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of Crompton shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Crompton. In lieu of such fractional share interests, each holder of a Certificate shall receive (upon surrender thereof as provided in this Article II) an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 2.2(e), on behalf of all such holders, of the Excess Shares. As soon as reasonably practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the aggregate number of shares of Crompton Common Stock into which the shares of Great Lakes Common Stock were converted pursuant to Section 2.1(c) before giving effect to the first sentence of this Section 2.2(e) over (B) the aggregate number of whole shares of Crompton Common Stock to which the former holders of shares of Great Lakes Common Stock are entitled pursuant to Section
2.1(c) after giving effect to the first sentence of this Section 2.2(e) (such excess, the "Excess Shares"). As soon as reasonably practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange. The sale of the Excess Shares on the New York Stock
Exchange shall be executed through one or more member firms of the New York
Stock Exchange and shall be executed in round lots to the extent practicable.
The Exchange Agent shall deduct from the proceeds of sale of the Excess Shares all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the net proceeds of such sale of the Excess Shares have been distributed to the holders of Certificates, the Exchange Agent will hold such net proceeds in trust for such holders of Certificates (the "Excess Shares Trust"). The portion of the Excess Shares Trust to which each holder of a Certificate shall be entitled, if any, shall be determined by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest in Crompton Common Stock to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests in Crompton Common Stock to which all holders of Certificates are entitled. Crompton shall comply with the provisions of Rule
236(c) under the Securities Act in connection with such sale of the Excess
Shares.


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           (f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Crompton, the posting by such Person of a bond, in such reasonable amount as Crompton may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger
Consideration, any dividends or other distributions to which the holder of such
Certificate would be entitled pursuant to Section 2.2(c) and any net cash proceeds from the sale of the Excess Shares to which such holder would be entitled pursuant to Section 2.2(e), in each case pursuant to this Agreement.

           (g) Termination of the Exchange Fund and the Excess Shares Trust. Any portion of the Exchange Fund or the Excess Shares Trust that remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Crompton, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Crompton for payment of their claim for the Merger
Consideration, any dividends or other distributions with respect to shares of Crompton Common Stock and any net cash proceeds from the sale of the Excess
Shares in accordance with this Article II. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger
Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all net cash proceeds from the sale of the Excess Shares payable pursuant to Section 2.2(e)) would otherwise escheat to or become property of any Governmental Authority, any such Merger Consideration (and all dividends or other distributions payable pursuant to Section 2.2(c) and all net cash proceeds from the sale of the Excess Shares payable pursuant to Section
2.2(e)) shall become, to the extent permitted by applicable Law, the property of Crompton, free and clear of all claims or interest of any Person previously entitled thereto.

           (h) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Crompton Common Stock (or dividends or other distributions with respect thereto) or cash from the Exchange Fund or the Excess Shares Trust, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (i) Investment of the Exchange Fund and the Excess Shares Trust. The
Exchange Agent shall invest any cash included in the Exchange Fund or the Excess
Shares Trust, as directed by Crompton. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Crompton.

           (j) Withholding Taxes. Crompton and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Great Lakes Common Stock, Great Lakes Stock Options, Great
Lakes Restricted Share Units or Great Lakes Restricted Shares pursuant to this


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
Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, Crompton and the Exchange Agent shall be treated as though they withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of shares of Great Lakes Common Stock, Great Lakes
Stock Options, Great Lakes Restricted Share Units or Great Lakes Restricted
Shares in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the shares of Great Lakes Common Stock, Great Lakes
Stock Options, Great Lakes Restricted Share Units or Great Lakes Restricted
Shares. If withholding is required from shares of Crompton Common Stock, Crompton and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

           SECTION 2.3. Great Lakes Stock Options, Great Lakes Restricted Share
Units and Great Lakes Restricted Shares.

           (a) Great Lakes Stock Options. Before the Closing, the Board of
Directors of Great Lakes (or, if appropriate, any committee of the Board of Directors of Great Lakes administering the Great Lakes Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding options to acquire shares of Great Lakes Common Stock (each, a "Great Lakes Stock Option") granted under Great Lakes' 2002 Stock Option and Incentive Plan, 1998
          Stock Compensation Plan, as amended, 1993 Employee Stock Compensation
          Plan, as amended, and 1984 Employee Stock Option Plan, as amended
          (collectively, the "Great Lakes Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Great Lakes Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the corresponding Great Lakes Stock Option (taking into account the terms of the Great Lakes Stock Plans, the individual award agreement pursuant to which the Great Lakes Stock Option was granted and any individual agreement providing for vesting of such Great Lakes Stock
          Option upon a change in control of Great Lakes), that number of shares of Crompton Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Great Lakes Common
          Stock subject to such Great Lakes Stock Option by the Exchange Ratio, at a price per share of Crompton Common Stock equal to (A) the exercise price per share of Great Lakes Common Stock otherwise purchasable pursuant to such Great Lakes Stock Option divided by (B) the Exchange Ratio (each Great Lakes Stock Option, as so adjusted, an
          "Adjusted Great Lakes Stock Option"), provided that the exercise price of the Adjusted Great Lakes Stock Option shall be rounded up to the nearest whole cent; and


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               (ii) make such other changes to the Great Lakes Stock Plans as
          Crompton and Great Lakes may agree are appropriate to give effect to the Merger.

           (b) Great Lakes Restricted Share Units. Before the Closing, the Board of Directors of Great Lakes (or, if appropriate, any committee of the Board of Directors of Great Lakes administering the Great Lakes Stock Plans) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding restricted share units granted under the Great Lakes
Stock Plans (each, a "Great Lakes Restricted Share Unit"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Great Lakes
Restricted Share Unit outstanding immediately prior to the Effective Time shall be amended and converted into a restricted share unit to receive, on the same terms and conditions as were applicable under the Great Lakes Restricted Share
Unit (taking into account the terms of the Great Lakes Stock Plans, the individual award agreement pursuant to which the Great Lakes Restricted Share
Unit was granted and any individual agreement providing for the vesting of such Great Lakes Restricted Share Unit upon a change in control of Great Lakes), that number of shares of Crompton Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Great Lakes Common
Stock subject to such corresponding Great Lakes Restricted Share Unit by the Exchange Ratio (each Great Lakes Restricted Share Unit, as so adjusted, an
"Adjusted Great Lakes Restricted Share Unit").

           (c) Great Lakes Restricted Shares. At the Effective Time, each share of Great Lakes Common Stock (other than any shares to be cancelled in accordance with Section 2.1(b)) which is subject to restrictions or forfeiture risks
("Great Lakes Restricted Shares") shall be converted to that number of shares of Crompton Common Stock ("Adjusted Great Lakes Restricted Shares") as the holder of such Great Lakes Restricted Share would have been entitled to receive pursuant to the Merger had the Great Lakes Restricted Share not been subject to restrictions or forfeiture risks immediately prior to the Effective Time, which Adjusted Great Lakes Restricted Share shall be subject to the same restrictions and forfeiture risks as applied to the corresponding Great Lakes Restricted
Share.

           (d) The adjustments provided herein with respect to any Great Lakes
Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code and the adjustments provided herein with respect to any Great Lakes Stock Options, Great Lakes Restricted Share
Units and Great Lakes Restricted Shares shall be made in accordance with the requirements of Section 409A of the Code (or a good faith interpretation thereof in the absence of definitive guidance thereunder).

           (e) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Crompton shall assume the Great Lakes
Stock Plans, with the result that all obligations of Great Lakes under the Great
Lakes Stock Plans, including with respect to Great Lakes Stock Options, Great
Lakes Restricted Share Units and Great Lakes Restricted Shares outstanding at


                                        9

the Effective Time (adjusted pursuant to Sections 2.3(a), (b) and (c)), shall be obligations of Crompton following the Effective Time. As of and after the Effective Time, the Board of Directors of Crompton, or any committee thereof responsible for the administration of stock plans, shall take such action, including approving the issuance of shares of Crompton Common Stock, as may be necessary to give effect to the provisions of Sections 2.3(a), (b) and (c).

           (f) On, or as soon as practicable (but in any event not more than three Business Days) after, the Closing Date, Crompton shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Crompton Common Stock equal to the number of shares of Crompton Common Stock subject to the Adjusted Great Lakes Stock Options and the Adjusted Great Lakes Restricted Share Units. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Great Lakes Stock Options, Adjusted Great Lakes Restricted Share Units or any unsettled awards granted under the Great Lakes Stock Plans after the Effective Time may remain outstanding.

           (g) As soon as practicable after the Effective Time, Crompton shall deliver to the holders of Adjusted Great Lakes Stock Options, Adjusted Great Lakes Restricted Share Units and Adjusted Great Lakes Restricted Shares appropriate notices setting forth such holders' rights pursuant to the respective Great Lakes Stock Plans and the agreements evidencing the grants of such Adjusted Great Lakes Stock Options, Adjusted Great Lakes Restricted Share Units and Adjusted Great Lakes Restricted Shares and informing such holders that such Adjusted Great Lakes Stock Options, Adjusted Great Lakes Restricted Share Units and Adjusted Great Lakes Restricted Shares have been assumed by Crompton and shall continue in effect from and after the Effective Time in accordance with their terms (subject to the adjustments required by this Section 2.3 after giving effect to the Merger).

           (h) Except as otherwise contemplated by this Section 2.3 and except to the extent required under the respective terms of the respective Great Lakes Stock Options, Great Lakes Restricted Share Units and Great Lakes Restricted Shares (including any individual agreement providing for vesting of the applicable award upon a change in control of Great Lakes) all restrictions or limitations on transfer and vesting with respect to Great Lakes Stock Options, Great Lakes Restricted Share Units and Great Lakes Restricted Shares awarded under the Great Lakes Stock Plans or any other plan, program or arrangement of Great Lakes or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options, restricted share units or restricted shares after giving effect to the Merger and the assumption by Crompton as set forth above.

           SECTION 2.4. Adjustments. Notwithstanding any provision of this
Article II to the contrary (but without in any way limiting the covenants in Section 5.1(a) or 5.1(b)), if between the date of this Agreement and the Effective Time the outstanding shares of Great Lakes Common Stock or Crompton

Common Stock shall have been changed (or a provision for such change shall have been irrevocably made) into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio and other portions of this Agreement that would be affected by the number of such shares outstanding (including
Section 2.3 and the limitations on dividends in Section 5.1) shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

                                   ARTICLE III

                  Representations and Warranties of Great Lakes
                  ---------------------------------------------

           Except as set forth in the Filed Great Lakes SEC Documents or in the disclosure schedule delivered by Great Lakes to Crompton simultaneously with the execution of this Agreement (the "Great Lakes Disclosure Schedule") and subject to Section 9.7(a), Great Lakes represents and warrants to Crompton and Merger Sub as follows:

           SECTION 3.1. Organization; Standing; Corporate Power; Subsidiaries.

           (a) Each of Great Lakes and its Subsidiaries is a corporation or a limited liability company duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction in which it is incorporated or organized and has all requisite corporate or limited liability company power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Great Lakes and its Subsidiaries is duly licensed or qualified to do business and, where applicable, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. For purposes of this Agreement, "Great Lakes Material Adverse Effect" shall mean (i) any change, event, occurrence or state of facts that is materially adverse to the business, assets and liabilities (contingent or otherwise), taken together, or financial condition of Great Lakes and its Subsidiaries, taken as a whole, other than to the extent based upon, resulting from or relating to any one or more of the following: (A) any change in the United States economy or securities or financial markets in general, (B) any change that generally affects the chemical industry which does not affect Great Lakes and its Subsidiaries to a materially greater extent than such change affects other Persons in the chemical industry,
(C) any change in applicable Laws or in GAAP, (D) the negotiation, execution or public announcement of this Agreement, compliance with the terms of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or
(E) any act of terrorism or war (whether or not threatened, pending or declared) or (ii) any change, event, occurrence or state of facts that would prevent or materially delay or materially impair the ability of Great Lakes to consummate the transactions contemplated hereby. Notwithstanding the foregoing, in no event shall a change in the trading prices of Great Lakes Common Stock or the relative prices of Great Lakes Common Stock and Crompton Common Stock, by themselves, be considered to constitute a Great Lakes Material Adverse Effect.

           (b) All the outstanding shares of capital stock of, or other equity interests in, each "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X of the SEC) of Great Lakes (collectively, the "Great Lakes Significant Subsidiaries") have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Great Lakes free and clear of all liens, pledges, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

           (c) Great Lakes has made available to Crompton true and complete copies of its Restated Certificate of Incorporation and Amended and Restated By-Laws (collectively, the "Great Lakes Charter Documents").

           SECTION 3.2. Capitalization.

           (a) The authorized capital stock of Great Lakes consists of 200,000,000 shares of Great Lakes Common Stock. At the close of business on March 7, 2005, (i) 56,605,503 shares of Great Lakes Common Stock were issued and outstanding, (ii) 16,970,125 shares of Great Lakes Common Stock were held by Great Lakes in its treasury, (iii) 4,750,000 shares of Great Lakes Common Stock were reserved for issuance under Great Lakes Stock Plans (of which 4,292,256 shares of Great Lakes Common Stock were subject to outstanding Great Lakes Stock Options granted under the Great Lakes Stock Plans) and (iv) no shares of Great Lakes Common Stock were owned by any Subsidiary of Great Lakes. All outstanding shares of Great Lakes Common Stock are, and all shares which may be issued will be, duly authorized and validly issued and are fully paid, nonassessable and not subject to preemptive rights. Great Lakes has made available to Crompton a true and complete list of all Great Lakes Stock Options, Great Lakes Restricted Share Units, Great Lakes Restricted Shares or other rights to purchase or receive shares of Great Lakes Common Stock granted under the Great Lakes Stock Plans or otherwise by Great Lakes or any of its Subsidiaries outstanding as of March 8, 2005, the number of shares of Great Lakes Common Stock subject thereto, expiration dates and exercise prices thereof and the names of the holders thereof. Except as set forth above in this Section 3.2(a), at the close of business on March 8, 2005, no shares of capital stock or other voting securities of Great Lakes were issued, reserved for issuance or outstanding. Except as set forth above in this Section 3.2(a), there are no outstanding stock appreciation rights, rights to receive shares of Great Lakes Common Stock on a deferred basis or other rights that are linked to the value of Great Lakes Common Stock granted under the Great Lakes Stock Plans or otherwise by Great Lakes or any of its Subsidiaries.

           (b) There are no bonds, debentures, notes or other indebtedness of Great Lakes having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of Great Lakes may vote. Except as set forth above in Section 3.2(a) and except as permitted under Section 5.1(a), (i) there are not issued, reserved for issuance or outstanding (A) any securities of Great Lakes or any of the Great Lakes Significant Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Great Lakes or any of the Great Lakes Significant Subsidiaries or (B) any warrants, calls, options or other rights to acquire from Great Lakes or any of the Great Lakes Significant Subsidiaries, or any obligation of Great Lakes or any of the Great Lakes Significant Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Great Lakes or any of the Great Lakes Significant Subsidiaries and (ii) there are not any outstanding obligations of Great Lakes or any of the Great Lakes Significant Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Great Lakes nor any of the Great Lakes Significant Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

           SECTION 3.3. Authority; Noncontravention; Voting Requirements.

           (a) Great Lakes has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Great Lakes Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Great Lakes of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Great Lakes, and no other corporate action on the part of Great Lakes is necessary to authorize the execution, delivery and performance by Great Lakes of this Agreement and the consummation by it of the transactions contemplated hereby, subject to obtaining the Great Lakes Stockholder Approval. This Agreement has been duly executed and delivered by Great Lakes and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Great Lakes, enforceable against Great Lakes in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

           (b) As of the date hereof, the Board of Directors of Great Lakes, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (ii) resolved to recommend that stockholders of Great Lakes adopt this Agreement.

           (c) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Great Lakes or any of its Subsidiaries under, (i) the Great Lakes Charter Documents or the certificates of incorporation and by-laws (or comparable organizational documents) of the Great Lakes Significant Subsidiaries (collectively, the "Great Lakes Subsidiary Charter Documents"),
(ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, sublease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written (each, a "Contract"), to which Great Lakes or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or
(iii) subject to the governmental filings and other matters referred to in
Section 3.4, any Law applicable to Great Lakes or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect.

           (d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Great Lakes Common Stock at the Great Lakes Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the "Great Lakes Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of Great Lakes or any of its Subsidiaries that is necessary to adopt this Agreement and consummate the Merger and the other transactions contemplated hereby.

           SECTION 3.4. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Authority") is required by or with respect to Great Lakes or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Great Lakes or the consummation by Great Lakes of the Merger or the other transactions contemplated by this Agreement, except for (a) (i) the filing of a premerger notification and report form by Great Lakes and termination or expiration of all relevant waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of a Notification of a Concentration and receipt of clearance from the European Commission pursuant to Council Regulation No. 139/2004, as amended (the "EC Merger Regulation"), if required, and (iii) any other applicable filings and approvals under similar foreign antitrust Laws, (b) the filing with the SEC of
(A) a joint proxy statement relating to the Great Lakes Stockholders Meeting and the Crompton Stockholders Meeting (as amended or supplemented from time to time, the "Joint Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of the Certificate of Merger with the Secretary of

State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Great Lakes is qualified to do business,
(d) such filings with and approvals of the New York Stock Exchange or the Pacific Stock Exchange and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Great Lakes Material Adverse Effect.

           SECTION 3.5. Great Lakes SEC Documents; Undisclosed Liabilities; Off-Balance Sheet Contracts.

           (a) Great Lakes has filed and furnished all required reports, schedules, forms, statements and other documents with the SEC since December 31, 2002 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Great Lakes SEC Documents"). No Subsidiary of Great Lakes is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Great Lakes SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act")) and as of their respective SEC filing dates (in the case of all other Great Lakes SEC Documents), the Great Lakes SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Great Lakes SEC Documents, and none of the Great Lakes SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements of Great Lakes included in the Great Lakes SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto and reports furnished or filed under Form 8-K) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Great Lakes and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements and reports furnished or filed under Form 8-K, to the absence of footnote disclosure and to normal year-end audit adjustments).

           (c) Except (i) as set forth in the audited consolidated financial statements of Great Lakes as at and for the year ended December 31, 2004, a true and complete copy of which has been delivered to Crompton by Great Lakes (the "Great Lakes 2004 Audited Financial Statements"), or (ii) for liabilities incurred since the date of the Great Lakes 2004 Audited Financial Statements (x) in the ordinary course of business or (y) pursuant to the terms of Contracts in effect as of the date hereof or Contracts entered into after the date hereof not in violation of this Agreement, neither Great Lakes nor any of its Subsidiaries has any liabilities or obligations of any kind or nature (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in or reserved against or otherwise described in the consolidated balance sheet of Great Lakes (including the notes thereto) as of December 31, 2004 which, individually or in the aggregate, have had or would reasonably be expected to have a Great Lakes Material Adverse Effect.

           (d) Neither Great Lakes nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract relating to any transaction or relationship between or among Great Lakes and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

           SECTION 3.6. Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or permitted to be incurred pursuant to Section 5.1(a), (a) since December 31, 2004, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Great Lakes Material Adverse Effect and (b) since December 31, 2004 through the date of this Agreement, Great Lakes and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and have taken no actions which, if taken after the date of this Agreement, would have violated Section 5.1(a)(i), (ii), (iii), (iv), (v),
(vii), (viii) or (ix).

           SECTION 3.7. Legal Proceedings. There is no suit, action or proceeding pending or, to the Knowledge of Great Lakes, threatened against Great Lakes or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Great Lakes Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of Great Lakes, investigation by any Governmental Authority involving, Great Lakes or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Great Lakes Material Adverse Effect.

           SECTION 3.8. Compliance With Laws; Permits.

           (a) Great Lakes and its Subsidiaries are in compliance with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, "Laws") applicable to Great Lakes or any of its Subsidiaries, any of their respective properties or other assets or any of their respective businesses or operations, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. Since December 31, 2003, neither Great Lakes nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that Great Lakes or any of its Subsidiaries was not in compliance with all Laws applicable to Great Lakes or any of its Subsidiaries, any of their respective properties or other assets or any of their respective businesses or operations, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. Great Lakes and each of its Subsidiaries hold or have in effect all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Laws, Environmental Laws or Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Great Lakes Permits"), except for such Great Lakes Permits the failure of which to hold or have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Great Lakes Permit, except for violations, defaults or events that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. The consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Great Lakes Permit, except for such revocations or cancellations that, individually or in the aggregate, would not reasonably be expected to have a Great Lakes Material Adverse Effect.

           (b) Great Lakes and each of its officers and directors are in compliance with, and have complied, in each case in all material respects with
(i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act ("Sarbanes-Oxley") and (ii) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange and the Pacific Stock Exchange. Great Lakes has previously disclosed to Crompton any of the information required to be disclosed by Great Lakes and certain of its officers to the Board of Directors of Great Lakes or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act.

           (c) Great Lakes has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Great Lakes, including its consolidated Subsidiaries, is made known to Great Lakes' principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting Great Lakes' principal executive officer and its principal financial officer to material information required to be included in Great Lakes' periodic reports required under the Exchange Act.

           (d) Great Lakes has disclosed, based on its most recent evaluation prior to the date hereof, to Great Lakes' auditors and the audit committee of the Board of Directors of Great Lakes and to Crompton (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that existed as of December 31, 2004 or later which are reasonably likely to adversely affect in any material respect Great Lakes' ability to record, process, summarize and report financial information for its financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Great Lakes' internal controls over financial reporting.

           SECTION 3.9. Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of Great Lakes specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Crompton in connection with the issuance of shares of Crompton Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4, or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or (b) the Joint Proxy Statement will, on the date it is first mailed to stockholders of Great Lakes and the stockholders of Crompton, and at the time of Great Lakes Stockholders Meeting and the Crompton Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Great Lakes makes no representation or warranty with respect to any information supplied (or to be supplied) by or on behalf of Crompton or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

           SECTION 3.10. Tax Matters.

           (a) Each of Great Lakes and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All Taxes shown to be due on such Tax Returns have been timely paid.

           (b) No material deficiency with respect to Taxes has been proposed, asserted or assessed against Great Lakes or any of its Subsidiaries that has not previously been paid.

           (c) The Federal income Tax Returns of Great Lakes and each of its Subsidiaries have been examined by and settled with the IRS (or the applicable statute of limitations has expired) for all years through 2000. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

           (d) Neither Great Lakes nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code within the two year period ending on the Closing Date.

           (e) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to income or franchise Taxes of Great Lakes or any of its Subsidiaries and no written notice thereof has been received.

           (f) Neither Great Lakes nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, would give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

           (g) Great Lakes has made available to Crompton true and complete copies of (i) all income and franchise Tax Returns of Great Lakes and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of Great Lakes or any of its Subsidiaries.

           (h) Great Lakes was at no time a "United States real property holding corporation" within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

           (i) Neither Great Lakes nor any of its Affiliates has taken or agreed to take (or failed to so take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (j) Neither Great Lakes nor any of its Subsidiaries has participated in, or made a filing under Treasury Regulation Section 1.6011-4 with respect to, any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

           (k) For purposes of this Agreement: (x) "Taxes" means (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever imposed by any Governmental Authority, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) "Tax Returns" means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           SECTION 3.11. Employee Benefits and Labor Matters.

           (a) Section 3.11(a) of Great Lakes Disclosure Schedule sets forth a true and complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material employee benefit plans, policies, agreements, arrangements or payroll practices, including employment, individual consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, retention, severance, sick leave, vacation pay, employee loans, salary continuation, health insurance, life insurance and educational assistance plan, policies, agreements or arrangements with respect to which Great Lakes or any of its Subsidiaries has any obligation or liability, contingent or otherwise, for current or former employees, individual consultants or directors of Great Lakes or any of its Subsidiaries (collectively, the "Great Lakes Plans"). Section 3.11(a) of Great Lakes Disclosure Schedule separately sets forth each Great Lakes Plan which is subject to Title IV of ERISA (a "Title IV Plan") or is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA.

           (b) True and complete copies of the following documents with respect to each of the Great Lakes Plans (other than a Multiemployer Plan) have been made available to Crompton by Great Lakes to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all non-written Great Lakes Plans.

           (c) The Great Lakes Plans have been maintained, in form and operation in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.

           (d) The Great Lakes Plans intended to qualify under Section 401 or other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Great Lakes Plans that would reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA or the Code.

           (e) Neither Great Lakes nor any of its Subsidiaries is required to contribute to, or otherwise has any liability with respect to, a Multiemployer Plan.

           (f) All contributions required to have been made under any of the Great Lakes Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been timely made, and no accumulated funding deficiencies exist in any of Great Lakes Plans subject to Title IV of ERISA or Section 412 of the Code.

           (g) The "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of each Title IV Plan using the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan do not exceed the assets of such Title IV Plan.

           (h) There are no pending actions, claims or lawsuits arising from or relating to the Great Lakes Plans, or the assets thereof (in each case, other than routine benefit claims), nor does Great Lakes have any Knowledge of facts that would form the basis for any such claim or lawsuit that, individually or in the aggregate, has had or would reasonably be expected to have a Great Lakes Material Adverse Effect.

           (i) None of the Great Lakes Plans provide for post-employment life insurance or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of the Subtitle B of Title I of ERISA, Section 4980B of the Code or similar provisions of applicable state Law and at the expense of the participant or the participant's beneficiary.

           (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee of Great Lakes or any of its Subsidiaries (under any of the Great Lakes Plans or otherwise), (ii) increase any benefits otherwise payable to any current or former employee of Great Lakes or any of its Subsidiaries under any of the Great Lakes Plans, (iii) result in the acceleration of the time of payment of or vesting of any rights with respect to such benefits under any of the Great Lakes Plans, or (iv) require any contributions or payments to fund any obligations under any of the Great Lakes Plans.

           (k) To the Knowledge of Great Lakes, any individual who performs services for Great Lakes or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of Great Lakes or any of its Subsidiaries for Federal income tax purposes by Great Lakes is not an employee for such purposes.

           (l) None of the employees of Great Lakes or any of its Subsidiaries is represented in his or her capacity as an employee of Great Lakes or any of its Subsidiaries by any labor organization, and neither Great Lakes nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of Great Lakes or any of its Subsidiaries, nor has Great Lakes or any of its

Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees of Great Lakes or any of its Subsidiaries. There is no union organization activity involving any of the employees of Great Lakes or any of its Subsidiaries pending or, to the Knowledge of Great Lakes, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Great Lakes Material Adverse Effect. There is no picketing pending or, to the Knowledge of Great Lakes, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of Great Lakes or any of its Subsidiaries pending or, to the Knowledge of Great Lakes, threatened that, individually or in the aggregate, have had or would reasonably be expected to have a Great Lakes Material Adverse Effect. There are no complaints, charges or claims against Great Lakes or any of its Subsidiaries pending or, to the Knowledge of Great Lakes, threatened that could be brought by or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by Great Lakes or any of its Subsidiaries, of any individual that, individually or in the aggregate, have had or would reasonably be expected to have a Great Lakes Material Adverse Effect. Great Lakes and its Subsidiaries are in material compliance with all Laws relating to employment, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law (collectively, "WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. In the six years preceding the date hereof, there has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to Great Lakes or any of its Subsidiaries.

           SECTION 3.12. Environmental Matters.

           (a) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect, (i) each of Great Lakes and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) there is no investigation, suit, claim, action or proceeding relating to Environmental Liabilities or relating to or arising under Environmental Laws that is pending or, to the Knowledge of Great Lakes, threatened against or affecting Great Lakes or any of its Subsidiaries or any real property currently or, to the Knowledge of Great Lakes, formerly owned, operated or leased by Great Lakes or any of its Subsidiaries, (iii) neither Great Lakes nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract, any known obligation, liability, order, settlement, judgment, injunction or decree relating to Environmental Liabilities or relating to or arising under Environmental Laws,
(iv) to the knowledge of Great Lakes, no facts, circumstances or conditions exist with respect to Great Lakes or any of its Subsidiaries that would reasonably be expected to result in Great Lakes or any of its Subsidiaries incurring Environmental Liabilities, including facts, circumstances or conditions relating to any property currently or, to the Knowledge of Great Lakes, formerly owned, operated or leased by Great Lakes or any of its Subsidiaries or any property to or at which Great Lakes or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials and (v) none of the transactions contemplated hereby requires notice to, or approval of, any Governmental Authority with jurisdiction over Environmental Laws.

           (b) For purposes of this Agreement:

               (i) "Environmental Laws" shall mean all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

               (ii) "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

               (iii) "Hazardous Materials" shall mean any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous", "toxic", a "pollutant", a "contaminant", "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

               (iv) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

           SECTION 3.13. Contracts.

           (a) Except as has not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect, neither Great Lakes nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any Contract that is filed as an exhibit to the Filed Great Lakes SEC Documents.

           (b) All "material contracts" (as defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) of Great Lakes or any of its Subsidiaries (collectively, the "Great Lakes Material Contracts") are valid and binding and in full force and effect (except those which are cancelled, rescinded or terminated after the date hereof in accordance with their terms), except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. None of Great Lakes or any of its Subsidiaries nor, to the Knowledge of Great Lakes, any other party to any of the Great Lakes Material Contracts is in violation or breach of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Great Lakes Material Contract, except, in each case for violations, breaches, defaults or failures to enforce rights or benefits that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect.

           SECTION 3.14. Title to Properties.

           (a) Each of Great Lakes and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and other assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. All such properties and other assets, other than properties and other assets in which Great Lakes or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect.

           (b) Each of Great Lakes and its Subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect.

           SECTION 3.15. Intellectual Property.

           (a) Each of Great Lakes and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, technical know-how and other proprietary intellectual property rights whether U.S. or foreign and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of Great Lakes and its Subsidiaries, taken as a whole.

           (b) No claims are pending or, to the Knowledge of Great Lakes, threatened that Great Lakes or any of its Subsidiaries is infringing (including with respect to the manufacture, use or sale by Great Lakes or any of its Subsidiaries of their respective commercial products), misappropriating or otherwise violating the Intellectual Property Rights of any Person which, individually or in the aggregate, have had or would reasonably be expected to have a Great Lakes Material Adverse Effect. As of the date of this Agreement, to the Knowledge of Great Lakes, no Person or Persons are infringing, misappropriating or otherwise violating the rights of Great Lakes or any of its Subsidiaries with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or would reasonably be expected to have a Great Lakes Material Adverse Effect.

           (c) No claims are pending or, to the Knowledge of Great Lakes, threatened with regard to the ownership by Great Lakes or any of its Subsidiaries or the validity or enforceability of any of their respective Intellectual Property Rights which, individually or in the aggregate, have had or would reasonably be expected to have a Great Lakes Material Adverse Effect.

           (d) The consummation of the transactions contemplated hereby will not: (i) result in the breach, modification, cancellation, termination or suspension of any agreement for Intellectual Property Rights, which, individually or in the aggregate, would reasonably be expected to have a Great Lakes Material Adverse Effect or (ii) result in the loss or impairment of Great Lakes' ownership of or right to use its Intellectual Property Rights, which, individually or in the aggregate, would reasonably be expected to have a Great Lakes Material Adverse Effect.

           SECTION 3.16. Opinion of Financial Advisor. The Board of Directors of Great Lakes has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Great Lakes Common Stock.

           SECTION 3.17. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Great Lakes, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Great Lakes.

           SECTION 3.18. State Takeover Statutes. The Board of Directors of Great Lakes has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL ("Section 203") to the extent, if any,
Section 203 would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.


                                   ARTICLE IV

            Representations and Warranties of Crompton and Merger Sub
            ---------------------------------------------------------

           Except as set forth in the Filed Crompton SEC Documents, the Draft Form 10-K or in the disclosure schedule delivered by Crompton to Great Lakes simultaneously with the execution of this Agreement (the "Crompton Disclosure Schedule") and subject to Section 9.7(b), Crompton and Merger Sub jointly and severally represent and warrant to Great Lakes as follows:

           SECTION 4.1. Organization; Standing; Corporate Power; Subsidiaries.

           (a) Each of Crompton and its Subsidiaries is a corporation or a limited liability company duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction in which it is incorporated or organized and has all requisite corporate or limited liability company power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Crompton and its Subsidiaries is duly licensed or qualified to do business and, where applicable, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Crompton Material Adverse Effect. For purposes of this Agreement, "Crompton Material Adverse Effect" shall mean (i) any change, event, occurrence or state of facts that is materially adverse to the business, assets and liabilities (contingent or otherwise), taken together, or financial condition of Crompton and its Subsidiaries, taken as a whole, other than to the extent based upon, resulting from or relating to any one or more of the following: (A) any change in the United States economy or securities or financial markets in general, (B) any change that generally affects the chemical industry which does not affect Crompton and its Subsidiaries to a materially greater extent than such change affects other Persons in the chemical industry,
(C) any change in applicable Laws or in GAAP, (D) the negotiation, execution or public announcement of this Agreement, compliance with the terms of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or
(E) any act of terrorism or war (whether or not threatened, pending or declared) or (ii) any change, event, occurrence or state of facts that would prevent or materially delay or materially impair the ability of Crompton or Merger Sub to consummate the transactions contemplated hereby. Notwithstanding the foregoing, in no event shall a change in the trading prices of Crompton Common Stock or the relative prices of Crompton Common Stock and Great Lakes Common Stock, by themselves, be considered to constitute a Crompton Material Adverse Effect.

           (b) All the outstanding shares of capital stock of, or other equity interests in, each "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X of the SEC) of Crompton (collectively, the "Crompton Significant Subsidiaries") have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Crompton free and clear of all Liens.

           (c) Crompton has made available to Great Lakes true and complete copies of its Amended and Restated Certificate of Incorporation and By-Laws (collectively, the "Crompton Charter Documents").

           SECTION 4.2. Capitalization.

           (a) The authorized capital stock of Crompton consists of 500,000,000 shares of Crompton Common Stock and 250,000 shares of preferred stock, par value $0.10 per share, of Crompton ("Crompton Preferred Stock"). At the close of business on March 7, 2005, (i) 119,152,254 shares of Crompton Common Stock were issued and outstanding, (ii) 1,905,737 shares of Crompton Common Stock were held by Crompton in its treasury, (iii) 17,438,398 shares of Crompton Common Stock were reserved for issuance under Crompton's 1988 Long-Term Incentive Plan, 1993 Stock Option Plan, 1998 Long-Term Incentive Plan, 2001 Employee Stock Option Plan and Employee Stock Purchase Plan (collectively, the "Crompton Stock Plans") (of which 12,983,579 shares of Crompton Common Stock were subject to outstanding options to acquire Crompton Common Stock (the "Crompton Stock Options") granted under the Crompton Stock Plans), (iv) no shares of Crompton Common Stock were owned by any Subsidiary of Crompton, (v) no shares of Crompton Preferred Stock were issued or outstanding and (vi) 150,000 shares of Crompton Preferred Stock designated as Series A Junior Participating Preferred Stock (the "Crompton Participating Preferred Stock") were reserved for issuance in connection with the rights to purchase shares of Crompton Participating Preferred Stock (the "Crompton Rights") issued pursuant to the rights agreement, dated as of September 2, 1999 (the "Crompton Rights Agreement"), between Crompton and ChaseMellon Shareholder Services, L.C.C., as rights agent. All outstanding shares of capital stock of Crompton are, and all shares which may be issued (including shares of Crompton Common Stock to be issued in accordance with this Agreement) will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Crompton has made available to Great Lakes a true and complete list of all Crompton Stock Options or other rights to purchase or receive shares of Crompton Common Stock granted under the Crompton Stock Plans or otherwise by Crompton or any of its Subsidiaries outstanding as of March 8, 2005, the number of shares of Crompton Common Stock subject thereto, expiration dates and exercise prices thereof and the names of the holders thereof. Except as set forth above in this Section 4.2(a), at the close of business on March 8, 2005, no shares of capital stock or other voting securities of Crompton were issued, reserved for issuance or outstanding. Except as set forth above in this Section 4.2(a), there are no outstanding stock appreciation rights, rights to receive shares of Crompton Common Stock on a deferred basis or other rights that are linked to the value of Crompton Common Stock granted under the Crompton Stock Plans or otherwise by Crompton or any of its Subsidiaries.

           (b) There are no bonds, debentures, notes or other indebtedness of Crompton having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of Crompton may vote. Except as set forth above in Section 4.2(a) and except as permitted by Section 5.1(b), (i) there are not issued, reserved for issuance or outstanding (A) any securities of Crompton or any of the Crompton Significant Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Crompton or any of the Crompton Significant Subsidiaries or (B) any warrants, calls, options or other rights to acquire from Crompton or any of the Crompton Significant Subsidiaries, or any obligation of Crompton or any of the Crompton Significant Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Crompton or any of the Crompton Significant Subsidiaries and (ii) there are not any outstanding obligations of Crompton or any of the Crompton Significant Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Crompton nor any of the Crompton Significant Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

           (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share ("Merger Sub Common Stock"). All of the issued and outstanding shares of Merger Sub Common Stock are owned by Crompton. Merger Sub does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub to issue, transfer or sell any shares of Merger Sub Common Stock to any Person, other than Crompton.

           SECTION 4.3. Authority; Noncontravention; Voting Requirements.

           (a) Each of Crompton and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Crompton Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Crompton and Merger Sub of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Crompton and Merger Sub, and no other corporate action on the part of Crompton or Merger Sub is necessary to authorize the execution, delivery and performance by each of Crompton and Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, subject, in connection with the issuance of shares of Crompton Common Stock in the Merger, to obtaining the

Crompton Stockholder Approval. This Agreement has been duly executed and delivered by Crompton and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Great Lakes, constitutes a legal, valid and binding obligation of Crompton and Merger Sub, enforceable against Crompton and Merger Sub in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

           (b) As of the date hereof, the Board of Directors of Crompton, at a meeting duly called and held, has (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement,
(ii) directed that the approval of the issuance of the shares of Crompton Common Stock contemplated by this Agreement (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3) be submitted to a vote at a meeting of the stockholders of Crompton and (iii) resolved to recommend that the stockholders of Crompton approve the issuance of the shares of Crompton Common Stock (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3).

           (c) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Crompton or any of its Subsidiaries under, (i) the Crompton Charter Documents or the certificates of incorporation and by-laws (or comparable organizational documents) of the Crompton Significant Subsidiaries (collectively, the "Crompton Subsidiary Charter Documents"), (ii) any Contract to which Crompton or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in Section 4.4, any Law applicable to Crompton or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect.

           (d) The affirmative vote (in person or by proxy) of the holders of a majority of the shares of Crompton Common Stock cast at the Crompton Stockholders Meeting or any adjournment or postponement thereof to approve the issuance of shares of Crompton Common Stock contemplated by this Agreement (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3), provided that the total vote cast represents at least a majority of the shares of Crompton Common Stock entitled to vote thereon (the "Crompton Stockholder Approval"), is the only vote of the holders of any class or series of the capital stock of Crompton necessary to approve the issuance of shares of Crompton Common Stock in connection with the Merger and the other transactions contemplated by this Agreement.

           (e) Crompton, as the sole stockholder of Merger Sub, has adopted this Agreement, and such adoption is the only vote or approval of the holders of any class or series of the capital stock of Merger Sub that is necessary to adopt this Agreement and consummate the Merger and the other transactions contemplated hereby.

           SECTION 4.4. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Crompton or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Crompton and Merger Sub or the consummation by Crompton and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (a) (i) the filing of a premerger notification and report form by Crompton and termination or expiration of all relevant waiting periods under the HSR Act, (ii) the filing of a Notification of a Concentration and receipt of clearance from the European Commission pursuant to the EC Merger Regulation, if required, and (iii) any other applicable filings and approvals under similar foreign antitrust Laws, (b) the filing with the SEC of (A) the Joint Proxy Statement and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (d) such filings with and approvals of the New York Stock Exchange and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Crompton Material Adverse Effect.

           SECTION 4.5. Crompton SEC Documents; Undisclosed Liabilities; Off-Balance Sheet Contracts.

           (a) Crompton has filed and furnished all required reports, schedules, forms, statements and other documents with the SEC since December 31, 2002 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Crompton SEC Documents"). No Subsidiary of Crompton is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of the Crompton SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Crompton SEC Documents), the Crompton SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Crompton SEC Documents, and none of the Crompton SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements of Crompton included in the Crompton SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto and reports furnished or filed under Form 8-K) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Crompton and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements and reports furnished or filed under Form 8-K, to the absence of footnote disclosure and to normal year-end audit adjustments).

           (c) Except (i) as set forth in the consolidated financial statements of Crompton as at and for the year ended December 31, 2004 included in the Draft Form 10-K (the "Crompton 2004 Financial Statements"), or (ii) for liabilities incurred since the date of the Crompton 2004 Financial Statements (x) in the ordinary course of business or (y) pursuant to the terms of Contracts in effect as of the date hereof or Contracts entered into after the date hereof not in violation of this Agreement, neither Crompton nor any of its Subsidiaries has any liabilities or obligations of any kind or nature (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in or reserved against or otherwise described in the consolidated balance sheet of Crompton (including the notes thereto) as of December 31, 2004 which, individually or in the aggregate, have had or would reasonably be expected to have a Crompton Material Adverse Effect.

           (d) Neither Crompton nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract relating to any transaction or relationship between or among Crompton and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

           SECTION 4.6. Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or permitted to be incurred pursuant to Section 5.1(b), (a) since December 31, 2004, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Crompton Material Adverse Effect and (b) since December 31, 2004 through the date of this Agreement, Crompton and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and have taken no actions which, if taken after the date of this Agreement, would have violated Section 5.1(b)(i), (ii), (iii), (iv), (v),
(vii), (viii) or (ix).

           SECTION 4.7. Legal Proceedings. There is no suit, action or proceeding pending or, to the Knowledge of Crompton, threatened against Crompton or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Crompton Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of Crompton, investigation by any Governmental Authority involving, Crompton or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Crompton Material Adverse Effect.

           SECTION 4.8. Compliance With Laws; Permits.

           (a) Crompton and its Subsidiaries are in compliance with all Laws applicable to Crompton or any of its Subsidiaries, any of their respective properties or other assets or any of their respective businesses or operations, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect. Since December 31, 2003, neither Crompton nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that Crompton or any of its Subsidiaries was not in compliance with all Laws applicable to Crompton or any of its Subsidiaries, any of their respective properties or other assets or any of their respective businesses or operations, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect. Crompton and each of its Subsidiaries hold or have in effect all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Laws, Environmental Laws or Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, "Crompton Permits"), except for such Crompton Permits the failure of which to hold or have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Crompton Material Adverse Effect, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Crompton Permit, except for violations, defaults or events that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect. The consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Crompton Permit, except for such revocations or cancellations that, individually or in the aggregate, would not reasonably be expected to have a Crompton Material Adverse Effect.

           (b) Crompton and each of its officers and directors are in compliance with, and have complied, in each case in all material respects with (i) the applicable provisions of Sarbanes-Oxley and (ii) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. Crompton has previously disclosed to Great Lakes any of the information required to be disclosed by Crompton and certain of its officers to the Board of Directors of Crompton or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act.

           (c) Crompton has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Crompton, including its consolidated Subsidiaries, is made known to Crompton's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting Crompton's principal executive officer and its principal financial officer to material information required to be included in Crompton's periodic reports required under the Exchange Act.

           (d) Crompton has disclosed, based on its most recent evaluation prior to the date hereof, to Crompton's auditors and the audit committee of the Board of Directors of Crompton and to Great Lakes (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that existed as of December 31, 2004 or later which are reasonably likely to adversely affect in any material respect Crompton's ability to record, process, summarize and report financial information for its financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Crompton's internal controls over financial reporting.

           (e) To the Knowledge of Crompton, Crompton's auditors and its principal executive officer and its principal financial officer will be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Sections 302, 906 and 404 of Sarbanes-Oxley, without qualification, when next due.

           SECTION 4.9. Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of Crompton or Merger Sub specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 or any amendments or supplements thereto are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or (b) the Joint Proxy Statement will, on the date it is first mailed to stockholders of Great Lakes and stockholders of Crompton, and at the time of Great Lakes Stockholders Meeting and the Crompton Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Crompton and Merger Sub make no representation or warranty with respect to any information supplied (or to be supplied) by or on behalf of Great Lakes for inclusion or incorporation by reference in any of the foregoing documents.

           SECTION 4.10. Tax Matters.

           (a) Each of Crompton and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All Taxes shown to be due on such Tax Returns have been timely paid.

           (b) No material deficiency with respect to Taxes has been proposed, asserted or assessed against Crompton or any of its Subsidiaries that has not previously been paid.

           (c) The Federal income Tax Returns of Crompton and each of its Subsidiaries have been examined by and settled with the IRS (or the applicable statute of limitations has expired) for all years through 2001. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

           (d) Neither Crompton nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code within the two year period ending on the Closing Date.

           (e) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to income or franchise Taxes of Crompton or any of its Subsidiaries and no written notice thereof has been received.

           (f) Neither Crompton nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, would give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

           (g) Crompton has made available to Great Lakes true and complete copies of (i) all income and franchise Tax Returns of Crompton and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of Crompton or any of its Subsidiaries.

           (h) Neither Crompton nor any of its Affiliates has taken or agreed to take (or failed to so take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (i) Neither Crompton nor any of its Subsidiaries has participated in, or made a filing under Treasury Regulation Section 1.6011-4 with respect to, any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

           SECTION 4.11. Employee Benefits and Labor Matters.

           (a) Section 4.11(a) of Crompton Disclosure Schedule sets forth a true and complete list of "employee benefit plans" (as defined in Section 3(3) of ERISA), and all other material employee benefit plans, policies, agreements, arrangements or payroll practices, including employment, individual consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, retention, severance, sick leave, vacation pay, employee loans, salary continuation, health insurance, life insurance and educational assistance plan, policies, agreements or arrangements with respect to which Crompton or any of its Subsidiaries has any obligation or liability, contingent or otherwise, for current or former employees, individual consultants or directors of Crompton or any of its Subsidiaries (collectively, the "Crompton Plans"). Section 4.11(a) of Crompton Disclosure Schedule separately sets forth each Crompton Plan which is subject to Title IV of ERISA or is a Multiemployer Plan, or is or has been subject to Sections 4063 or 4064 of ERISA.

           (b) True and complete copies of the following documents with respect to each of the Crompton Plans (other than a Multiemployer Plan) have been made available to Great Lakes by Crompton to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and
(vi) written summaries of all non-written Crompton Plans.

           (c) The Crompton Plans have been maintained, in form and operation in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.

           (d) The Crompton Plans intended to qualify under Section 401 or other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Crompton Plans that would reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA or the Code.

           (e) Neither Crompton nor any of its Subsidiaries is required to contribute to, or otherwise has any liability with respect to, a Multiemployer Plan.

           (f) All contributions required to have been made under any of the Crompton Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been timely made, and no accumulated funding deficiencies exist in any of Crompton Plans subject to Title IV of ERISA or Section 412 of the Code.

           (g) The "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of each Title IV Plan using the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of such Title IV Plan do not exceed the assets of such Title IV Plan.

           (h) There are no pending actions, claims or lawsuits arising from or relating to the Crompton Plans, or the assets thereof (in each case, other than routine benefit claims), nor does Crompton have any Knowledge of facts that would form the basis for any such claim or lawsuit that, individually or in the aggregate, has had or would reasonably be expected to have a Crompton Material Adverse Effect.

           (i) None of the Crompton Plans provide for post-employment life insurance or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of the Subtitle B of Title I of ERISA, Section 4980B of the Code or similar provisions of applicable state Law and at the expense of the participant or the participant's beneficiary.

           (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee of Crompton or any of its Subsidiaries (under any of the Crompton Plans or otherwise), (ii) increase any benefits otherwise payable to any current or former employee of Crompton or any of its Subsidiaries under any of the Crompton Plans, (iii) result in the acceleration of the time of payment of or vesting of any rights with respect to such benefits under any of the Crompton Plans, or (iv) require any contributions or payments to fund any obligations under any of the Crompton Plans.

           (k) To the Knowledge of Crompton, any individual who performs services for Crompton or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of Crompton or any of its Subsidiaries for Federal income tax purposes by Crompton is not an employee for such purposes.

           (l) None of the employees of Crompton or any of its Subsidiaries is represented in his or her capacity as an employee of Crompton or any of its Subsidiaries by any labor organization. Neither Crompton nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of Crompton or any of its Subsidiaries, nor has Crompton or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees of Crompton or any of its Subsidiaries. There is no union organization activity involving any of the employees of Crompton or any of its Subsidiaries pending or, to the Knowledge of Crompton, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Crompton Material Adverse Effect. There is no picketing pending or, to the Knowledge of Crompton, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of Crompton or any of its Subsidiaries pending or, to the Knowledge of Crompton, threatened that, individually or in the aggregate, have had or would reasonably be expected to have a Crompton Material Adverse Effect. There are no complaints, charges or claims against Crompton or any of its Subsidiaries pending or, to the Knowledge of Crompton, threatened that could be brought by or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Crompton or any of its Subsidiaries, of any individual that, individually or in the aggregate, have had or would reasonably be expected to have a Crompton Material Adverse Effect. Crompton and its Subsidiaries are in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. In the six years preceding the date hereof, there has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to Crompton or any of its Subsidiaries.

           SECTION 4.12. Environmental Matters. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect, (i) each of Crompton and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) there is no investigation, suit, claim, action or proceeding relating to Environmental Liabilities or relating to or arising under Environmental Laws that is pending or, to the Knowledge of Crompton, threatened against or affecting Crompton or any of its Subsidiaries or any real property currently or, to the Knowledge of Crompton, formerly owned, operated or leased by Crompton or any of its Subsidiaries, (iii) neither Crompton nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract, any known obligation, liability, order, settlement, judgment, injunction or decree relating to Environmental Liabilities or relating to or arising under Environmental Laws, (iv) to the knowledge of Crompton, no facts, circumstances or conditions exist with respect to Crompton or any of its Subsidiaries that would reasonably be expected to result in Crompton or any of its Subsidiaries incurring Environmental Liabilities, including facts, circumstances or conditions relating to any property currently or, to the Knowledge of Crompton, formerly owned, operated or leased by Crompton or any of its Subsidiaries or any property to or at which Crompton or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials and (v) none of the transactions contemplated hereby requires notice to, or approval of, any Governmental Authority with jurisdiction over Environmental Laws.

           SECTION 4.13. Contracts.

           (a) Except as has not had and would not reasonably be expected to have a Crompton Material Adverse Effect, neither Crompton nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any Contract that is filed as an exhibit to the Filed Crompton SEC Documents.

           (b) All "material contracts" (as defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) of Crompton or any of its Subsidiaries (collectively, the "Crompton Material Contracts") are valid and binding and in full force and effect (except those which are cancelled, rescinded or terminated after the date hereof in accordance with their terms), except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Crompton Material Adverse Effect. None of Crompton or any of its Subsidiaries nor, to the Knowledge of Crompton, any other party to any of the Crompton Material Contracts is in violation or breach of or default (with or without notice or lapse of time or both) under, or has waived or failed to enforce any rights or benefits under, any Crompton Material Contract, except, in each case for violations, breaches, defaults or failures to enforce rights or benefits that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect.

           SECTION 4.14. Title to Properties.

           (a) Each of Crompton and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and other assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect. All such properties and other assets, other than properties and other assets in which Crompton or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect.

           (b) Each of Crompton and its Subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Crompton Material Adverse Effect.

           SECTION 4.15. Intellectual Property.

           (a) Each of Crompton and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all Intellectual Property Rights which are material to the conduct of the business of Crompton and its Subsidiaries, taken as a whole.

           (b) No claims are pending or, to the Knowledge of Crompton, threatened that Crompton or any of its Subsidiaries is infringing (including with respect to the manufacture, use or sale by Crompton or any of its Subsidiaries of their respective commercial products), misappropriating or otherwise violating the Intellectual Property Rights of any Person which, individually or in the aggregate, have had or would reasonably be expected to have a Crompton Material Adverse Effect. As of the date of this Agreement, to the Knowledge of Crompton, no Person or Persons are infringing, misappropriating or otherwise violating the rights of Crompton or any of its Subsidiaries with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or would reasonably be expected to have a Crompton Material Adverse Effect.

           (c) No claims are pending or, to the Knowledge of Crompton, threatened with regard to the ownership by Crompton or any of its Subsidiaries or the validity or enforceability of any of their respective Intellectual Property Rights which, individually or in the aggregate, have had or would reasonably be expected to have a Crompton Material Adverse Effect.

           (d) The consummation of the transactions contemplated hereby will not: (i) result in the breach, modification, cancellation, termination or suspension of any agreement for Intellectual Property Rights, which, individually or in the aggregate, would reasonably be expected to have a Crompton Material Adverse Effect or (ii) result in the loss or impairment of Crompton's ownership of or right to use its Intellectual Property Rights, which, individually or in the aggregate, would reasonably be expected to have a Crompton Material Adverse Effect.

           SECTION 4.16. Opinion of Financial Advisor. The Board of Directors of Crompton has received the opinion of each of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to Crompton.

           SECTION 4.17. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Crompton, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crompton.

           SECTION 4.18. State Takeover Statutes; Crompton Charter Documents. The Board of Directors of Crompton has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of (i) Section 203 to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) Article XIII of the Amended and Restated Certificate of Incorporation of Crompton to the extent, if any, such Article would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

           SECTION 4.19. Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

           SECTION 4.20. Draft Form 10-K. Section 4.20 of the Crompton Disclosure Schedule sets forth a true and complete copy of the draft annual report on Form 10-K of Crompton for the year ended December 31, 2004 (including the Crompton 2004 Financial Statements) presented to the Audit Committee of the Board of Directors of Crompton on March 8, 2005 (the "Draft Form 10-K"). At such March 8, 2005 meeting, the Audit Committee of the Board of Directors of Crompton reviewed and approved the Draft Form 10-K. The annual report on Form 10-K of Crompton for the year ended December 31, 2004 to be filed with the SEC shall be identical in all substantial respects to the Draft Form 10K, except for the completion of blanks, removal of brackets and other minor changes thereto (collectively, the "Permitted Changes"). As of the date of this Agreement, the Draft Form 10-K does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that the Permitted Changes in the Draft Form 10-K shall not constitute misstatements or omissions for purposes of this
Section 4.20. The Crompton 2004 Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the footnotes thereto) and fairly present in all material respects the consolidated financial position of Crompton and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

           SECTION 4.21. No Restatement. None of the items set forth on Section 7.3(d) of the Crompton Disclosure Schedule has caused, nor will cause, a restatement or other modification of the historical earnings or other financial results of Crompton and its consolidated Subsidiaries.

                                    ARTICLE V

         Covenants Relating to the Conduct of Business; Non-Solicitation
         ---------------------------------------------------------------

           SECTION 5.1. Conduct of Business.

           (a) Conduct of Business of Great Lakes. During the period from the date of this Agreement to the Effective Time, Great Lakes shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and comply with all applicable Laws in all material respects, and, to the extent consistent therewith, use all reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with Great Lakes or any of its Subsidiaries with the intention that the goodwill and ongoing business of Great Lakes and its Subsidiaries shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.1(a) of the Great Lakes Disclosure Schedule or as expressly contemplated by this Agreement, Great Lakes shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Crompton, which shall not be unreasonably withheld or delayed:

               (i) (A) declare, set aside or pay any dividends on (other than the continuation of Great Lakes' regular quarterly cash dividend not in excess of $0.10 per share of Great Lakes Common Stock), or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of Great Lakes to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (A) (I) the issuance of shares of Great Lakes Common Stock upon the exercise of Great Lakes Stock Options or Great Lakes Restricted Share Units outstanding on the date hereof or granted after the date hereof in accordance with clause (B) below, in either case in accordance with their terms on the date hereof (or on the date of grant, if later), or (II) the issuance of Great Lakes Restricted Shares or Great Lakes Restricted Share Units granted under the Great Lakes Stock Plans or granted under individual agreements as in effect on the date hereof or granted after the date hereof in accordance with clause (B) below, in either case in accordance with their terms on the date hereof (or on the date of grant, if later) and (B) the grant of Great Lakes Stock Options, Great Lakes Restricted Shares or Great Lakes Restricted Share Units to (x) non-employee directors and (y) employees hired any time after the date hereof, under the Great Lakes Stock Plans or under any individual agreement in accordance with Great Lakes' ordinary course of business consistent with past practice);

               (iii) amend the Great Lakes Charter Documents or the Great Lakes Subsidiary Charter Documents;

               (iv) acquire in any manner an amount of assets of any third party or third parties, individually or in the aggregate, in excess of $5,000,000, except (A) for acquisitions of assets in the ordinary course of business consistent with past practice that would not materially hinder or delay the consummation of the transactions contemplated by this Agreement and (B) as required by existing Contracts as of the date hereof;

               (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets to a third party or third parties, individually or in the aggregate, in excess of $5,000,000, except for
          (A) sales of properties or other assets in the ordinary course of business consistent with past practice and (B) pursuant to existing Contracts as of the date hereof;

               (vi) except as provided for in Great Lakes' 2005 capital expenditure budget, a true and complete copy of which has been made available by Great Lakes to Crompton, make any new capital expenditures;

               (vii) grant to any director, officer or employee of Great Lakes or any of its Subsidiaries (A) any material increase in compensation, bonus or other benefits or (B) any increase in severance or termination pay, in each case except in the ordinary course of business consistent with past practice or as required by any employment, severance or termination agreement or collective bargaining agreement as in effect as of the date hereof;

               (viii) (A) enter into any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Great Lakes or any of its Subsidiaries; (B) increase or accelerate the vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements, in each case except as required by applicable Law, in the ordinary course of business consistent with past practice or as required by any employment, severance or termination agreement or collective bargaining agreement as in effect as of the date hereof or (C) increase benefits or rights under any Great Lakes Plan (except as required by applicable Law) or adopt or establish any new employee benefit plan, program, arrangement or policy; provided, however, that Great Lakes may amend the Great Lakes Supplemental Retirement Plan to provide for full vesting and lump sum payouts of the present value of participants' accrued benefits thereunder upon or following the Closing, subject to review and approval of any present value calculations by Crompton, which approval will not be unreasonably withheld; and provided further that, as soon as practicable following the signing of this Agreement, Great Lakes shall provide Crompton with the present value calculations required above (and all data reasonably required for Crompton to verify such calculations) and Crompton shall review such calculations and provide its approval within ten Business Days after the receipt of such information;

               (ix) except as required by existing Contracts as of the date hereof, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Great Lakes or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than Great Lakes or any direct or indirect wholly owned Subsidiary of Great Lakes, in each case except for any such incurrences or making of loans, advances, capital contributions or investments that would not require the approval of the Board of Directors of Great Lakes or any committee thereof;

               (x) enter into any Contract which if in effect as of the date hereof would be required to be disclosed pursuant to Section 3.13(b) to the extent consummation of the transactions contemplated by this Agreement or compliance by Great Lakes with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Great Lakes or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed right or entitlement of any third party under, or result in any material alteration of, any provision of such Contract;

               (xi) revalue any assets material to Great Lakes and its Subsidiaries, taken as a whole, or, except as required by GAAP, make any material change in accounting methods, principles or practices;

               (xii) make any material tax election or settle or compromise any material Tax liability in excess of the amount reserved therefor on the Great Lakes 2004 Audited Financial Statements, or agree to an extension of a statute of limitations with respect to material Taxes;

               (xiii) fund the respective Trust Agreements, dated as of February 12, 1998 and January 1, 2004, as amended, or make any payments from the Trust Agreement, dated as of February 12, 1998, prior to the Closing; provided, however, that no earlier than five Business Days prior to the Closing, Great Lakes may fund the Trust Agreement, dated February 12, 1998, as amended, for (A) payments that may be required under the Great Lakes Non-Employee Directors' Deferred and Long Term Compensation Plan upon or after the Closing with respect to settlement of stock units outstanding thereunder as of the date hereof, (B) the present value of the accrued benefits remaining to be paid under the Great Lakes Directors Retirement Plan, (C) the present value of the lump sum payments to be made under the Great Lakes Supplemental Retirement Plan pursuant to the amendment thereto described in Section 5.1(a)(viii), and (D) the cash value of the payments that may be required under the terms of the Change in Control Agreements listed on
          Section 5.1(a) of the Great Lakes Disclosure Schedule upon or after the Closing, with any present value calculations pursuant to this
          Section 5.1(a)(xiii) to be made using reasonable actuarial assumptions and subject to review and approval by Crompton, which approval shall not be unreasonably withheld; and provided further, that, as soon as practicable following the signing of this Agreement, Great Lakes shall provide Crompton with the present value calculations required above (and all data reasonably necessary for Crompton to verify such calculations) and Crompton shall review such calculations and provide its approval within ten Business Days after the receipt thereof; provided further, notwithstanding anything contained in the foregoing provisions of this Section 5.1(a)(xiii), no approval by Crompton shall be required for eligible participants to receive payment of the amounts otherwise payable under the terms of the plans set forth above and at the time and in accordance with the other provisions of the applicable plans;

               (xiv) take any action that would violate the last sentence of
          Section 6.3(a); or

               (xv) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

           (b) Conduct of Business of Crompton. During the period from the date of this Agreement to the Effective Time, Crompton shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and comply with all applicable Laws in all material respects, and, to the extent consistent therewith, use all reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with Crompton or any of its Subsidiaries with the intention that the goodwill and ongoing business of Crompton and its Subsidiaries shall be materially unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.1(b) of the Crompton Disclosure Schedule or as expressly contemplated by this Agreement, Crompton shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Great Lakes, which shall not be unreasonably withheld or delayed:

               (i) (A) declare, set aside or pay any dividends on (other than the continuation of Crompton's regular quarterly cash dividend not in excess of $0.05 per share of Crompton Common Stock), or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of Crompton to its parent,
          (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (A) the issuance of shares of Crompton Common Stock upon the exercise of Crompton Stock Options or other awards outstanding under the Crompton Stock Plans on the date hereof or granted after the date hereof in accordance with clauses (B) or (C) below, in either case in accordance with their terms on the date hereof (or on the date of grant, if later), (B) the grant of Crompton Stock Options or other awards under the Crompton Stock Plans to (x) non-employee directors and (y) employees hired any time after the date hereof, in accordance with Crompton's ordinary course of business consistent with past practice, and (C) the grant of Crompton Stock Options to participants in the Crompton's Employee Stock Purchase Plan in accordance with the terms of such plan);

               (iii) amend the Crompton Charter Documents or the Crompton Subsidiary Charter Documents;

               (iv) acquire in any manner an amount of assets of any third party, except (A) for acquisitions of assets in the ordinary course of business consistent with past practice that would not materially delay or materially impair the consummation of the transactions contemplated by this Agreement, (B) as required by existing Contracts as of the date hereof and (C) for acquisitions of assets that would not require the approval of the Board of Directors of Crompton or any committee thereof;

               (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets to a third party, except (A) for sales of properties or other assets in the ordinary course of business consistent with past practice, (B) pursuant to existing Contracts as of the date hereof and (C) for sales of properties or other assets that would not require the approval of the Board of Directors of Crompton or any committee thereof;

               (vi) except as provided for in Crompton's 2005 capital expenditure budget, a true and complete copy of which has been made available by Crompton to Great Lakes, make any new capital expenditure or expenditures which, in the aggregate, are in excess of $10,000,000;

               (vii) grant to any director, officer or employee of Crompton or any of its Subsidiaries (A) any material increase in compensation, bonus or other benefits or (B) any increase in severance or termination pay, in each case except (I) in the ordinary course of business consistent with past practice, (II) as required by any employment, severance or termination agreement or collective bargaining agreement as in effect as of the date hereof or (III) for any such grants that would not require the approval of the Board of Directors of Crompton or any committee thereof;

               (viii) (A) enter into any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director or officer of Crompton or any of its Subsidiaries or (B) increase or accelerate the vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements, in each case except
          (I) as required by applicable Law, (II) in the ordinary course of business consistent with past practice, (III) as required by any employment, severance or termination agreement or collective bargaining agreement as in effect as of the date hereof or (IV) for any such agreements, increases or accelerations that would not require the approval of the Board of Directors of Crompton or any committee thereof;

               (ix) except as required by existing Contracts as of the date hereof, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Crompton or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than Crompton or any direct or indirect wholly owned Subsidiary of Crompton, in each case except for any such incurrences or making of loans, advances, capital contributions or investments that would not require the approval of the Board of Directors of Crompton or any committee thereof;

               (x) enter into any Contract which if in effect as of the date hereof would be required to be disclosed pursuant to Section 4.13(b) to the extent consummation of the transactions contemplated by this Agreement or compliance by Crompton with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Crompton or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed right or entitlement of any third party under, or result in any material alteration of, any provision of such Contract;

               (xi) revalue any assets material to Crompton and its Subsidiaries, taken as a whole, or, except as required by GAAP, make any material change in accounting methods, principles or practices;

               (xii) make any material tax election or settle or compromise any material Tax liability in excess of the amount reserved therefor on the Crompton 2004 Financial Statements, or agree to an extension of a statute of limitations with respect to material Taxes;

               (xiii) take any action that would violate the last sentence of
          Section 6.3(a); or

               (xiv) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

           (c) Notification of Changes; Filings. Great Lakes and Crompton shall promptly inform the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality, Great Lakes Material Adverse Effect or Crompton Material Adverse Effect, as the case may be, becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Great Lakes and Crompton shall promptly provide the other copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

           SECTION 5.2. No Solicitation by Great Lakes; Etc.

           (a) Great Lakes shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Great Lakes Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any Great Lakes Takeover Proposal. Great Lakes shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Great Lakes Takeover Proposal. Notwithstanding the foregoing, prior to receipt of the Great Lakes Stockholder Approval, in response to a Great Lakes Takeover Proposal that the Board of Directors of Great Lakes determines in good faith (after consultation with a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Great Lakes Superior Proposal, and which Great Lakes Takeover Proposal did not result from a breach of this
Section 5.2(a), Great Lakes may (A) furnish information with respect to Great Lakes and its Subsidiaries to the Person making such Great Lakes Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement that does not contain terms that would prevent Great Lakes from complying with its obligations under this Section 5.2, and (B) participate in discussions or negotiations with the Person making such Great Lakes Takeover Proposal (and its Representatives) regarding such Great Lakes Takeover Proposal.

           (b) For purposes of this Agreement, "Great Lakes Takeover Proposal" shall mean any written, bona fide proposal or offer (i) for a merger, consolidation, dissolution, recapitalization or other business combination involving Great Lakes, (ii) for the issuance of 25% or more of the equity securities of Great Lakes as consideration for the assets or securities of another Person or (iii) to acquire in any manner, directly or indirectly, 25% or more of the equity securities of Great Lakes or assets (including equity securities of any Subsidiary of Great Lakes) that represent 25% or more of the total consolidated assets of Great Lakes, in each case other than the transactions contemplated by this Agreement.

           (c) For purposes of this Agreement, "Great Lakes Superior Proposal" shall mean any written, bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, 50% or more of the shares of Great Lakes Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% or more of the total consolidated assets of Great Lakes, which the Board of Directors of Great Lakes determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of Great Lakes than the Merger (taking into account all the terms and conditions of such proposal and this Agreement).

           (d) In addition to the other obligations of Great Lakes set forth in this Section 5.2, Great Lakes shall promptly advise Crompton, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Great Lakes in respect of any Great Lakes Takeover Proposal, and shall, in any such notice to Crompton, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall promptly keep Crompton informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests and of the status of any such discussions or negotiations.

           (e) Neither the Board of Directors of Great Lakes nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Crompton), or propose to withdraw (or modify in a manner adverse to Crompton), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Great Lakes Takeover Proposal (any action described in this clause (i) being referred to as a "Great Lakes Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow Great Lakes or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Great Lakes Takeover Proposal (other than a confidentiality agreement pursuant to Section 5.2(a)). Notwithstanding the foregoing, the Board of Directors of Great Lakes may (I) make a Great Lakes Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of Great Lakes under applicable Law or (II) in response to a Great Lakes Superior Proposal that did not result from a breach of Section 5.2(a), cause Great Lakes to terminate this Agreement pursuant to Section 8.1(f)(ii) (provided that Great Lakes shall pay to Crompton the Great Lakes Termination Fee as provided in Section 8.2(a) concurrently with such termination); provided, however, that (x) no Great Lakes Adverse Recommendation Change may be made in response to a Great Lakes Superior Proposal and (y) Great Lakes shall not terminate this Agreement pursuant to
Section 8.1(f)(ii), in each case until after the third Business Day following Crompton's receipt of written notice from Great Lakes (a "Great Lakes Adverse Recommendation or Termination Notice") advising Crompton that the Board of Directors of Great Lakes intends to make such Great Lakes Adverse Recommendation Change or to cause Great Lakes to terminate this Agreement pursuant to Section 8.1(f)(ii) (it being understood and agreed that any amendment or change to the financial terms or other material terms of such Great Lakes Superior Proposal shall require a new Great Lakes Adverse Recommendation or Termination Notice and a new three Business Day period). In determining whether to make a Great Lakes Adverse Recommendation Change in response to a Great Lakes Superior Proposal or to cause Great Lakes to terminate this Agreement pursuant to Section 8.1(f)(ii), the Board of Directors of Great Lakes shall take into account any changes to the terms of this Agreement proposed by Crompton or other proposals or offers made by Crompton (in response to a Great Lakes Adverse Recommendation or Termination Notice or otherwise) in determining whether such Great Lakes Takeover Proposal still constitutes a Great Lakes Superior Proposal.

           (f) Nothing contained in this Section 5.2 shall prohibit Great Lakes or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the stockholders of Great Lakes if the Board of Directors of Great Lakes determines in good faith (after consultation with outside counsel) that failure to do so would constitute a violation of applicable Law; provided, however, that in no event shall Great Lakes or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.2(e).

           SECTION 5.3. No Solicitation by Crompton; Etc.

           (a) Crompton shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any Representatives retained by it or any of its Subsidiaries to, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Crompton Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any Crompton Takeover Proposal. Crompton shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Crompton Takeover Proposal. Notwithstanding the foregoing, prior to receipt of the Crompton Stockholder Approval, in response to a Crompton Takeover Proposal that the Board of Directors of Crompton determines in good faith (after consultation with a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Crompton Superior Proposal, and which Crompton Takeover Proposal did not result from a breach of this Section 5.3(a), Crompton may (A) furnish information with respect to Crompton and its Subsidiaries to the Person making such Crompton Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement that does not contain terms that would prevent Crompton from complying with its obligations under this Section 5.3, and (B) participate in discussions or negotiations with the Person making such Crompton Takeover Proposal (and its Representatives) regarding such Crompton Takeover Proposal.

           (b) For purposes of this Agreement, "Crompton Takeover Proposal" shall mean any written, bona fide proposal or offer (i) for a merger, consolidation, dissolution, recapitalization or other business combination involving Crompton, (ii) for the issuance of 25% or more of the equity securities of Crompton as consideration for the assets or securities of another Person or (iii) to acquire in any manner, directly or indirectly, 25% or more of the equity securities of Crompton or assets (including equity securities of any Subsidiary of Crompton) that represent 25% or more of the total consolidated assets of Crompton, in each case other than the transactions contemplated by this Agreement.

           (c) For purposes of this Agreement, "Crompton Superior Proposal" shall mean any written, bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, 50% or more of the shares of Crompton Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% or more of the total consolidated assets of Crompton, which the Board of Directors of Crompton determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of Crompton than the Merger (taking into account all the terms and conditions of such proposal and this Agreement).

           (d) In addition to the other obligations of Crompton set forth in this Section 5.3, Crompton shall promptly advise Great Lakes, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Crompton in respect of any Crompton Takeover Proposal, and shall, in any such notice to Great Lakes, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall promptly keep Great Lakes informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests and of the status of any such discussions or negotiations.

           (e) Neither the Board of Directors of Crompton nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Great Lakes), or propose to withdraw (or modify in a manner adverse to Great Lakes), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger or the issuance of shares of Crompton Common Stock contemplated by this Agreement or
(B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Crompton Takeover Proposal (any action described in this clause (i) being referred to as a "Crompton Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow Crompton or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Crompton Takeover Proposal (other than a confidentiality agreement pursuant to Section 5.3(a)). Notwithstanding the foregoing, the Board of Directors of Crompton may (I) make a Crompton Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of Crompton under applicable Law or (II) in response to a Crompton Superior Proposal that did not result from a breach of Section 5.3(a), cause Crompton to terminate this Agreement pursuant to Section 8.1(e)(ii) (provided that Crompton shall pay to Great Lakes the Crompton Termination Fee as provided in Section 8.2(c) concurrently with such termination); provided, however, that (x) no Crompton Adverse Recommendation Change may be made in response to a Crompton Superior Proposal and (y) Crompton shall not terminate this Agreement pursuant to Section 8.1(e)(ii), in each case until after the third Business Day following Great Lakes' receipt of written notice from Crompton (a "Crompton Adverse Recommendation or Termination Notice") advising Great Lakes that the Board of Directors of Crompton intends to make such Crompton Adverse Recommendation Change or to cause Crompton to terminate this Agreement pursuant to Section 8.1(e)(ii) (it being understood and agreed that any amendment or change to the financial terms or other material terms of such Crompton Superior Proposal shall require a new Crompton Adverse Recommendation or Termination Notice and a new three Business Day period). In determining whether to make a Crompton Adverse Recommendation Change in response to a Crompton Superior Proposal or to cause Crompton to terminate this Agreement pursuant to Section 8.1(e)(ii), the Board of Directors of Crompton shall take into account any changes to the terms of this Agreement proposed by Great Lakes or other proposals or offers made by Great Lakes (in response to a Crompton Adverse Recommendation or Termination Notice or otherwise) in determining whether such Crompton Takeover Proposal still constitutes a Crompton Superior Proposal.


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
           (f) Nothing contained in this Section 5.3 shall prohibit Crompton or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the stockholders of Crompton if the Board of Directors of Crompton determines in good faith (after consultation with outside counsel) that failure to do so would constitute a violation of applicable Law; provided, however, that in no event shall Crompton or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.3(e).

                                   ARTICLE VI

                              Additional Agreements

           SECTION 6.1. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholder Meetings.

           (a) As soon as practicable following the date of this Agreement, Great Lakes and Crompton shall prepare and file with the SEC the Joint Proxy Statement and Great Lakes and Crompton shall prepare and Crompton shall file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Great Lakes and Crompton shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Merger. Great Lakes shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of Great Lakes, and Crompton shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of Crompton, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Crompton shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of Crompton Common Stock in the Merger, and Great Lakes shall furnish all information concerning Great Lakes and the holders of shares of Great Lakes Common Stock as may be reasonably requested by Crompton in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Crompton, and no filing of, or amendment or supplement to the Joint Proxy Statement will be made by Great Lakes or Crompton, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time, any information relating to Great Lakes or Crompton, or any of their respective Affiliates, directors or officers, should be discovered by Great Lakes or Crompton which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party


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
which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Great Lakes and the stockholders of Crompton. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the Merger and (ii) all orders of the SEC relating to the Form S-4.

           (b) Great Lakes shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Great Lakes Stockholders Meeting") for the purpose of obtaining the Great Lakes Stockholder Approval. Subject to
Section 5.2(e), Great Lakes shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement, and for so long as there has not been a Great Lakes Adverse Recommendation Change, Great Lakes shall use its reasonable best efforts to solicit proxies from its stockholders to vote in favor of the adoption of this Agreement at the Great Lakes Stockholders Meeting. Notwithstanding any Great Lakes Adverse Recommendation Change, but only if this Agreement is not otherwise terminated, the Great Lakes Stockholders Meeting shall be duly called, noticed, convened and held and the adoption of this Agreement shall be submitted to the stockholders of Great Lakes for a vote at the Great Lakes Stockholders Meeting. Great Lakes shall use its reasonable best efforts to cause the Great Lakes Stockholders Meeting to occur on the same date as the Crompton Stockholders Meeting.

           (c) Crompton shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Crompton Stockholders Meeting") for the purpose of obtaining the Crompton Stockholder Approval. Subject to Section 5.3(e), Crompton shall, through its Board of Directors, recommend to its stockholders approval of the issuance of shares of Crompton Common Stock contemplated by this Agreement (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3), and for so long as there has not been a Crompton Adverse Recommendation Change, Crompton shall use its reasonable best efforts to solicit proxies from its stockholders to vote in favor of the approval of the issuance of shares of Crompton Common Stock contemplated by this Agreement (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to
Section 2.3) at the Crompton Stockholders Meeting. Notwithstanding any Crompton Adverse Recommendation Change, but only if this Agreement is not otherwise terminated, the Crompton Stockholders Meeting shall be duly called, noticed, convened and held and this Agreement and the issuance of shares of Crompton Common Stock contemplated by this Agreement (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3) shall be submitted to the stockholders of Crompton for a vote at the Crompton Stockholders Meeting. Crompton shall use its reasonable best efforts to cause the Crompton Stockholders Meeting to occur on the same date as the Great Lakes Stockholders Meeting.

           SECTION 6.2. Access to Information; Confidentiality.

           (a) Subject to applicable Laws relating to the exchange of information and other Laws relating to competition, each of Great Lakes and Crompton shall and shall cause each of their Subsidiaries to, afford to the other, and the other's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties, contracts, commitments, personnel, books and records. During such period, each party shall furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by such party during such period pursuant to the requirements of Federal or state securities Laws and (ii) all other information concerning such party and its Subsidiaries' business, properties and personnel as the other party may reasonably request. Notwithstanding the foregoing, the parties shall take appropriate measures to preserve attorney-client privilege (or other evidentiary privilege) and not to contravene any applicable Law.

           (b) Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated as of December 31, 2004, between Great Lakes and Crompton, as amended from time to time (the "Confidentiality Agreement"), each party shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the other party, directly or indirectly, and whether obtained pursuant to the provisions of this Section 6.2 or otherwise, in confidence in accordance with the terms of the Confidentiality Agreement.

           (c) No investigation or consultation pursuant to this Section 6.2 or otherwise, nor any information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

           SECTION 6.3. Reasonable Best Efforts.

           (a) Upon the terms and subject to the conditions set forth in this Agreement (including, for the avoidance of doubt, Sections 5.2 and 5.3), each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as


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
practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, (v) the obtaining of the tax opinions referred to in Sections 7.2(c) and 7.3(c) and (vi) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, Sections 5.2 and 5.3), each of the parties agrees that it shall not take any action that would reasonably be expected to prevent or materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

           (b) In furtherance and not in limitation of Section 6.3(a), (i) each party hereto agrees to make an appropriate filing of a premerger notification and report form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event within 15 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; (ii) if required by applicable Law, Crompton agrees to file with the European Commission as promptly as reasonably practicable the Form CO required for the transactions contemplated by this Agreement pursuant to the EC Merger Regulation and Great Lakes agrees to provide Crompton as promptly as practicable with such assistance as Crompton reasonably requests for the purposes of filing such Form CO and, if such a filing is made, each party agrees to supply as promptly as practical any additional information and documentary material that may be required or requested by the European Commission and use its reasonable best efforts to take or cause to be taken all other actions consistent with this Section 6.3 necessary to obtain clearance from the European Commission and (iii) Great Lakes or Crompton, as the case may be, agrees to file, as necessary, as promptly as practicable any other merger notifications or filings required by other applicable foreign competition, antitrust, merger control or other similar Laws and Great Lakes or Crompton, as the case may be, agrees to provide the other as promptly as practicable with such assistance as the other reasonably requests for the purposes of such notifications or filings and, if any such notifications or filings are made, each party agrees to supply as promptly as practicable any additional information and documentary material that may be required or requested by the relevant Governmental Authority under such Laws and use its reasonable best efforts to take or cause to be taken all other actions consistent with this Section 6.3 necessary to obtain clearance from the relevant Governmental Authority under such Laws.


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
           (c) In addition to Section 6.3(b) and without limiting this Section 6.3, Great Lakes and Crompton each agrees to use its reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any competition, antitrust, merger control or other similar Laws that may be asserted by any relevant Governmental Authority under such Laws, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible. In addition, each of Great Lakes and Crompton agrees to use its reasonable best efforts to take promptly any and all steps necessary to vacate or lift any order relating to competition, antitrust, merger control or other similar Laws that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation.

           (d) In connection with the foregoing and without limiting this
Section 6.3, each of the parties hereto shall use its reasonable best efforts to
(i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any proceeding initiated by a private party, and
(ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the European Commission or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

           (e) Notwithstanding anything to the contrary in this Agreement, (i) Great Lakes shall not, without Crompton's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow any of its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters), and Great Lakes shall commit to, and shall use reasonable best efforts to effect (and shall cause its Subsidiaries to commit to and use reasonable best efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as Crompton shall request, but solely if such divestitures, licenses, hold separate arrangements or similar matters are contingent on consummation of the transactions contemplated by this Agreement and (ii) neither Crompton nor any of its Subsidiaries shall be required (pursuant to Section 6.3 or otherwise) to agree (with respect to (x) Crompton or any of its Subsidiaries or (y) Great Lakes or any of its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements or similar matters, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets and liabilities (contingent or otherwise), taken together, or financial condition of either Crompton and its Subsidiaries, taken as a whole, or Great Lakes and its Subsidiaries, taken as a whole.

           (f) In connection with and without limiting Section 6.3(a), each of Great Lakes and its Board of Directors and Crompton and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, take all action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated by this Agreement.

           SECTION 6.4. Indemnification; Directors' and Officers' Insurance.

           (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Great Lakes or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Great Lakes or any Subsidiary of Great Lakes, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), to the same extent that such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement pursuant to (i) the Great Lakes Charter Documents and (ii) any indemnification agreements in existence on the date hereof between Great Lakes or any of its Subsidiaries, on the one hand, and any director, officer or employee of Great Lakes or any of its Subsidiaries, on the other hand.

           (b) For six years after the Effective Time, Crompton shall maintain in effect Great Lakes' current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), covering each person currently covered by Great Lakes' directors' and officers' liability insurance policy (a true and complete copy of which has been heretofore made available to Crompton), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that Crompton may substitute therefor policies of Crompton containing terms with respect to coverage and amount no less favorable to such Indemnified Parties; provided, further, that in satisfying its


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
obligation under this Section 6.4(b), Crompton shall not be obligated to pay aggregate premiums in excess of 300% of the amount paid by Great Lakes in its last full fiscal year, it being understood and agreed that Crompton shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount. Crompton shall have the right to cause coverage to be extended under Great Lakes' directors' and officers' liability insurance policy by obtaining a six-year "tail" policy on terms and conditions no less favorable than Great Lakes' existing directors' and officers' liability insurance policy, and such "tail" policy shall satisfy the provisions of this Section 6.4(b).

           (c) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 6.4.

           (d) Crompton, from and after the Effective Time, hereby unconditionally guarantees the timely payment of all funds owed by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 6.4. Crompton agrees that its payment obligations hereunder are unconditional, irrespective of the validity or enforceability of this Agreement against the Surviving Corporation or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations, which are not waived). Crompton hereby acknowledges that its obligations under this Section 6.4 constitute a guaranty of payment and not merely of collectability and Crompton hereby waives (i) promptness, diligence, presentment, demand of payment, protest and order in connection with this guarantee and (ii) any requirement that any party enforcing the guarantee exhaust any right to take any action against the Surviving Corporation or any other person prior to or contemporaneously with proceeding to exercise any right against Crompton hereunder.

           (e) The provisions of this Section 6.4: (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights, including in the case of any Indemnified Party, any right to indemnification or contribution, that any such person may have by contract or otherwise.

           SECTION 6.5. Fees and Expenses. Except as provided in Section 8.2, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Crompton and Great Lakes each shall bear and pay 50% of the costs and expenses incurred in connection with filing, printing and mailing the Form S-4 and the Joint Proxy Statement and the filing fee under the HSR Act.


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
           SECTION 6.6. Public Announcements. Great Lakes and Crompton shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

           SECTION 6.7. Affiliates. As soon as practicable after the date hereof, Great Lakes shall deliver to Crompton a letter identifying all Persons who Great Lakes believes will be at the time this Agreement is submitted for adoption by the stockholders of Great Lakes, "affiliates" of Great Lakes for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. Great Lakes shall use its reasonable best efforts to cause each such Person to deliver to Crompton on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B.

           SECTION 6.8. Stock Exchange Listing. To the extent Crompton does not issue treasury shares in the Merger which are already listed, Crompton shall use its reasonable best efforts to cause the shares of Crompton Common Stock to be issued in the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3 to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

           SECTION 6.9. Stockholder Litigation. Great Lakes and Crompton shall give the other the opportunity to participate in the defense or settlement of any stockholder litigation against either party and/or its directors relating to the transactions contemplated by this Agreement.

           SECTION 6.10. Tax Treatment.

           (a) Great Lakes and Crompton shall execute and deliver to Weil, Gotshal & Manges LLP, counsel to Great Lakes, and Mayer, Brown, Rowe & Maw LLP, counsel to Crompton, certificates substantially in the forms attached hereto as Exhibits C and D at such time or times as reasonably requested by such law firms in connection with their delivery of the opinions referred to in Sections 7.2(c) and 7.3(c). None of Great Lakes, Crompton or Merger Sub shall take or cause to be taken any action which would cause to be untrue any of the representations in such certificates.

           (b) Great Lakes, Crompton and Merger Sub intend that the transactions contemplated hereby will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and the parties hereto will take the position for all Tax purposes that the transactions contemplated hereby so qualify unless a contrary position is required by a final determination within the meaning of
Section 1313 of the Code. Great Lakes, Crompton and Merger Sub shall each use their respective reasonable best efforts to cause the transactions contemplated hereby to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and shall not take actions, cause actions to be taken or fail to take actions that are reasonably likely to prevent such result.


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
           SECTION 6.11. Employee Matters.

           (a) For a period ending not earlier than the first anniversary of the Effective Time, employees of Great Lakes or any of its Subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall be provided, while they continue to be employed by Great Lakes, Crompton or any of their respective Subsidiaries, base salary or hourly wage rates that are no less favorable than those then provided for similarly situated employees of Crompton. Nothing in this Section 6.11 shall be deemed to require Great Lakes, Crompton or any of their respective Subsidiaries to continue the employment of any Affected Employee after the Effective Time.

           (b) For a period ending not earlier than the first anniversary of the Effective Time, the Affected Employees shall be provided employee benefits that are not materially less favorable in the aggregate than the benefits then provided to similarly situated employees of Crompton; provided, however, that continuing the material Great Lakes Plans during this one year period shall be deemed to satisfy the requirements of this Section 6.11(b).

           (c) With respect to any benefit plan, program, arrangement (including any "employee benefit plan" (as defined in Section 3(3) of ERISA) and any vacation or sick leave program), Crompton shall, and shall cause the Surviving Corporation to, recognize the service with Great Lakes or any of its Subsidiaries immediately prior to the Effective Time of the Affected Employees for purposes of eligibility, vesting and, solely for purposes of vacation and sick leave (but not for any other plan, program or arrangement), benefit accrual, under such plan or program.

           (d) With respect to any welfare plan in which employees of Great Lakes or any of its Subsidiaries may become eligible to participate after the Effective Time, other than the Great Lakes Plans in which such employees participate immediately prior to the Effective Time, Crompton shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the corresponding Great Lakes Plans immediately prior to the Effective Time, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time (but in the same calendar year in which the Effective Time occurs) under a corresponding Great Lakes Plan towards satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

           (e) With respect to any accrued but unused vacation time to which any Affected Employee is entitled pursuant to the vacation policy applicable to such employee immediately prior to the Effective Time, Crompton shall, and shall cause the Surviving Corporation to, (i) either allow such Affected Employee to use such accrued vacation or pay to such Affected Employee in cash the amount of


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
such accrued vacation pay and (ii) to the extent required by the terms of the Great Lakes vacation policy as in effect immediately prior to the Effective Time, pay in cash the accrued vacation of any Affected Employee whose employment terminates for any reason prior to the close of business on the last calendar day of the year in which the Effective Time occurs.

           (f) With respect to jurisdictions outside of the United States, Great Lakes shall, and shall cause its Affiliates to, comply with applicable requirements of local Laws relating to employees and employee benefit plans with respect to the effect of the transactions contemplated by this Agreement.

           SECTION 6.12. Rule 16b-3. Prior to the Effective Time, Great Lakes and Crompton shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Great Lakes equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of Great Lakes to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

           SECTION 6.13. Governance.

           (a) Crompton shall cause the number of directors that will comprise the full Board of Directors of Crompton at the Effective Time to be eleven. Crompton shall cause the election of each of the five Great Lakes Board Designees to become directors of Crompton as of, and conditioned upon the occurrence of, the Effective Time. Crompton shall cause the remaining six members of the Board of Directors of Crompton as of the Effective Time to consist of five of the individuals who are members of the Board of Directors of Crompton as of the date of this Agreement (which individuals will be designated by Crompton in writing prior to the mailing of the Joint Proxy Statement) and the individual who is the Chairman and Chief Executive Officer of Crompton (collectively, the "Original Crompton Board Members"). Crompton shall use its best efforts to cause each Great Lakes Board Designee whose term expires in 2006 or 2007 to be re-nominated for one additional term, unless such Great Lakes Board Designee does not meet Crompton's board membership criteria then in effect or such Great Lakes Board Designee is the Great Lakes Board Designee designated to resign from or not seek re-election to the Board of Directors of Crompton under Section 6.13(b). For purposes of this Agreement, "Great Lakes Board Designees" shall mean the five individuals, each of whom must be serving as a member of the Board of Directors of Great Lakes as of the date of this Agreement, designated by Great Lakes in writing prior to the mailing of the Joint Proxy Statement to be elected to the Board of Directors of Crompton as of, and conditioned upon the occurrence of, the Effective Time. The Great Lakes Board Designees shall be allocated among the various classes of the Board of Directors of Crompton in a manner to be reasonably agreed upon by Great Lakes and Crompton prior to the mailing of the Joint Proxy Statement, provided that the total number of directors in each of Class I, Class II and Class III shall be as nearly equal in number as possible.


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
           (b) As of the 2006 annual meeting of stockholders of Crompton, Crompton shall cause the number of directors that will comprise the full Board of Directors of Crompton to be nine. In order to achieve such reduced number of directors, Crompton shall cause one Great Lakes Board Designee and one of the Original Crompton Board Members to either resign from or to not seek re-election to the Board of Directors of Crompton as of or at the 2006 annual meeting of stockholders of Crompton.

           (c) Notwithstanding anything to the contrary in this Section 6.13, after the Effective Time, Crompton shall have the right, and shall be permitted, to take any action inconsistent with Sections 6.13(a) and 6.13(b) if, after the Effective Time, the entire Board of Directors of Crompton unanimously approves the taking of such action.

           SECTION 6.14. Crompton 2004 Indentures. Crompton shall use its reasonable best efforts to cause the condition to Closing set forth in Section 7.1(f) to be satisfied as soon as reasonably practicable following the date of this Agreement (it being understood that the use of such reasonable best efforts shall include the preparation and commencement of the Crompton Consent Solicitations), and Great Lakes shall use its reasonable best efforts to cooperate with Crompton in connection therewith. Without limiting the generality of the foregoing, Crompton shall provide Great Lakes (a) drafts of all consent solicitation materials that Crompton proposes to send to holders of Crompton's Senior Floating Rate Notes due 2010 (the "Crompton Floating Rate Notes") or Crompton's 9-7/8% Senior Notes due 2012 (the "Crompton 9-7/8% Notes" and, together with the Crompton Floating Rate Notes, the "Crompton Notes") seeking such holders' consent to one or more amendments or to the waiver of one or more covenants (the "Merger Amendments") to (i) the Indenture, dated as of August 16, 2004, among Crompton, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, relating to the Crompton Floating Rate Notes (the "Crompton Floating Rate Notes Indenture"), and (ii) the Indenture, dated as of August 16, 2004, among Crompton, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, relating to the Crompton 9-7/8% Notes (the "Crompton 9-7/8% Notes Indenture" and, together with the Crompton Floating Rate Notes Indenture, the "Crompton 2004 Indentures") which provide that the consummation of the Merger and the other transactions contemplated by this Agreement shall not constitute a Default or an Event of Default under either of the Crompton 2004 Indentures and (b) a reasonable opportunity to consult with Crompton as to the form and content of, and a reasonable opportunity to review and comment on, such consent solicitation materials prior to the time that Crompton commences such consent solicitations (the "Crompton Consent Solicitations"). In addition, Crompton shall be entitled to seek in connection with the Crompton Consent Solicitations the consent of the holders of the Crompton Notes to one or more other amendments (collectively, the "Discretionary Amendments") to the Crompton 2004 Indentures so long as Crompton determines in good faith, after consultation with its financial and legal advisors, that seeking such Discretionary Amendments would not reasonably be expected to prevent or materially delay obtaining such holders' consent to the Merger Amendments; provided, however, that if Crompton elects to seek consent to a Discretionary Amendment and it thereafter becomes reasonably apparent that such consent cannot be obtained without preventing or materially delaying the Merger, Crompton shall promptly eliminate from the Crompton Consent Solicitations the request for consent to such Discretionary Amendment and continue to seek the Merger Amendments in accordance with the terms of this Section 6.14.


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
           SECTION 6.15. Dividend Coordination. Great Lakes shall coordinate with Crompton the declaration, setting of record dates and payment dates of dividends on Great Lakes Common Stock so that holders of shares of Great Lakes Common Stock do not receive a dividend on both Great Lakes Common Stock and Crompton Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Great Lakes Common Stock or Crompton Common Stock received in the Merger in respect of any calendar quarter.

           SECTION 6.16. Filing of Annual Report on Form 10-K. Crompton shall file its annual report on Form 10-K for the year ended December 31, 2004 on or prior to March 16, 2005.

           SECTION 6.17. Credit Agreement. Crompton shall use its reasonable best efforts to have in full force and effect as of the Closing Date a new credit agreement or similar agreement that replaces the Crompton Credit Agreement (the "New Credit Agreement") under which the execution of this Agreement and the consummation of the transactions contemplated hereby will not violate or otherwise cause a default under the New Credit Agreement; provided, however, that Crompton shall not be required to comply with this Section 6.17 if it obtains the consent of the requisite percentage of lenders under the Crompton Credit Agreement to the consummation of the transactions contemplated by this Agreement. Crompton shall consult with Great Lakes regarding, and shall provide Great Lakes with a reasonable opportunity to review and comment on, such proposed New Credit Agreement prior to the execution thereof by Crompton.

                                   ARTICLE VII

                              Conditions Precedent
                              --------------------

           SECTION 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable
Law) on or prior to the Closing Date of the following conditions:

           (a) Stockholder Approvals. Each of the Great Lakes Stockholder Approval and the Crompton Stockholder Approval shall have been obtained.

           (b) Stock Exchange Listing. The shares of Crompton Common Stock issuable to the stockholders of Great Lakes as contemplated by this Agreement (including pursuant to the Merger and the exercise of Great Lakes Stock Options and Great Lakes Restricted Share Units as adjusted pursuant to Section 2.3) shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.


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
           (c) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any regulatory or governmental clearance or approval required prior to the Closing under any competition, antitrust, merger control or other similar Law of any other relevant jurisdiction shall have been obtained, any required notice or filing thereunder shall have been made and any relevant waiting period thereunder shall have expired or terminated, except where the failure to obtain such clearance, approval, expiration or termination or to make such notice or filing would not, individually or in the aggregate, reasonable be expected to have a Crompton Material Adverse Effect or a Great Lakes Material Adverse Effect.

           (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

           (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

           (f) Crompton 2004 Indentures. The consummation of the Merger and the other transactions contemplated by this Agreement shall not constitute a Default or an Event of Default under either of the Crompton 2004 Indentures.

           (g) Consent under Crompton Credit Agreement. (i) Crompton shall have obtained the consent of the requisite percentage of lenders under the Credit Agreement, dated as of August 16, 2004, among Crompton, various lending institutions, Deutsche Bank AG, Cayman Islands Branch (as Deposit Bank), and Deutsch Bank AG New York Branch (as Administrative Agent), as amended (the "Crompton Credit Agreement"), to the consummation of the transactions contemplated by this Agreement or (ii) the New Credit Agreement shall be in full force and effect as of the Closing Date and Crompton shall not be in default thereunder as of the Closing Date.

           SECTION 7.2. Conditions to Obligations of Crompton and Merger Sub. The obligations of Crompton and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. (i) The representations and warranties of Great Lakes contained in Sections 3.2, 3.3(a), 3.3(b), 3.3(d) and
3.18 that are qualified as to materiality or Great Lakes Material Adverse Effect shall be true and correct, and the representations and warranties of Great Lakes contained in Sections 3.2, 3.3(a), 3.3(b), 3.3(d) and 3.18 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the


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
Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date and except to the extent that the failure of such representations and warranties to be true and correct as of such dates, individually or in the aggregate, would not reasonably be expected to have a materially detrimental effect on Crompton or its stockholders, compared to what would be the case if there were no such failure, if the Merger were consummated and (ii) all other representations and warranties of Great Lakes contained in this Agreement that are qualified as to materiality or Great Lakes Material Adverse Effect shall be true and correct, and the representations and warranties of Great Lakes contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality or Great Lakes Material Adverse Effect set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Great Lakes Material Adverse Effect. Crompton shall have received a certificate signed on behalf of Great Lakes by an executive officer of Great Lakes to such effect.

           (b) Performance of Obligations of Great Lakes. Great Lakes shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Crompton shall have received a certificate signed on behalf of Great Lakes by an executive officer of Great Lakes to such effect.

           (c) Tax Opinion. Crompton and Merger Sub shall have received from Mayer, Brown, Rowe & Maw LLP, counsel to Crompton and Merger Sub, an opinion dated as of the Closing Date and stating that the Merger will be treated for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Mayer, Brown, Rowe & Maw LLP may rely upon the representations and covenants contained in the certificates of Great Lakes and Crompton referred to in Section 6.10(a).

           SECTION 7.3. Conditions to Obligation of Great Lakes. The obligation of Great Lakes to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. (i) The representations and warranties of Crompton and Merger Sub contained in Sections 4.2, 4.3(a), 4.3(b), 4.3(d), 4.3(e) and 4.18 that are qualified as to materiality or Crompton Material Adverse Effect shall be true and correct, and the representations and warranties of Crompton contained in Sections 4.2, 4.3(a), 4.3(b), 4.3(d), 4.3(e) and 4.18 that are not so qualified shall be true and correct in all material


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
respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date and except to the extent that the failure of such representations and warranties to be true and correct as of such dates, individually or in the aggregate, would not reasonably be expected to have a materially detrimental effect on Great Lakes or its stockholders, compared to what would be the case if there were no such failure, if the Merger were consummated, (ii) the representations and warranties of Crompton contained in
Section 4.20 that are qualified as to materiality or in all substantial respects shall be true and correct, and the representations and warranties of Crompton contained in Section 4.20 that are not so qualified shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and (iii) all other representations and warranties of Crompton and Merger Sub contained in this Agreement (other than Section 4.21) that are qualified as to materiality or Crompton Material Adverse Effect shall be true and correct, and the representations and warranties of Crompton contained in this Agreement (other than Section 4.21) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality or Crompton Material Adverse Effect set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Crompton Material Adverse Effect. Great Lakes shall have received a certificate signed on behalf of Crompton by an executive officer of Crompton to such effect.

           (b) Performance of Obligations of Crompton and Merger Sub. Crompton and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Great Lakes shall have received a certificate signed on behalf of Crompton by an executive officer of Crompton to such effect.

           (c) Tax Opinion. Great Lakes shall have received from Weil, Gotshal & Manges LLP, counsel to Great Lakes, an opinion dated as of the Closing Date and stating that the Merger will be treated for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP may rely upon the representations and covenants contained in the certificates of Great Lakes and Crompton referred to in Section 6.10(a).


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
           (d) Certifications. Crompton's principal executive officer and its principal financial officer, or executive officers performing similar functions, shall have given, when next due and prior to the Closing and, except as set forth on Section 7.3(d) of the Crompton Disclosure Schedule, without qualification, the certifications and related disclosure required by Sections 302 and 906 of Sarbanes-Oxley in connection with Crompton's annual report on Form 10-K for the year ended December 31, 2004 (collectively, the "Sections 302 and 906 Disclosure"). Crompton's management and independent auditor shall have given, when next due and prior to the Closing and, except as set forth on
Section 7.3(d) of the Crompton Disclosure Schedule, without qualification, (i) management's report on internal control over financial reporting and related disclosure required by Section 404(a) of Sarbanes-Oxley that concludes that internal control over financial reporting is effective and (ii) the auditor's attestation required by Section 404(b) of Sarbanes-Oxley that concludes that (A) Crompton's management maintained, in all material respects, effective internal control over financial reporting and (B) management's report on internal control over financial reporting is fairly stated in all material respects (collectively, the "Section 404 Disclosure").

           (e) No Restatement. None of the items set forth on Section 7.3(d) of the Crompton Disclosure Schedule has caused, nor will cause, a restatement or other modification of the historical earnings or other financial results of Crompton and its consolidated Subsidiaries.

           SECTION 7.4. Limitations on Certain Conditions to Obligations of Great Lakes. Notwithstanding anything set forth in Section 7.3 to the contrary,
(i) the conditions set forth in Sections 7.3(a)(ii) and 7.3(d) shall expire, and may no longer be asserted, after March 23, 2005 if this Agreement has not been terminated by Great Lakes pursuant to Section 8.1(d)(iii) on or prior to March 23, 2005, and (ii) Crompton's performance or non-performance under Section 6.16 shall be disregarded for purposes of determining whether the condition set forth in Section 7.3(b) has been satisfied if this Agreement has not been terminated by Great Lakes pursuant to Section 8.1(d)(iv) on or prior to March 23, 2005.

                                  ARTICLE VIII

                             Termination; Amendment
                             ----------------------

           SECTION 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Great Lakes Stockholder Approval or the Crompton Stockholder Approval:

           (a) by the mutual written consent of Great Lakes and Crompton;

           (b) by either Great Lakes or Crompton:

               (i) if the Merger shall not have been consummated on or before September 30, 2005; provided, however, that if on such date the condition to Closing set forth in Section 7.1(c) shall not have been satisfied, then either Great Lakes or Crompton may cause such date to be extended to December 31, 2005, upon delivery of written notice to the other party; provided further, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

               (ii) if any Restraint having the effect set forth in Section 7.1(d) shall be in effect and shall have become final and nonappealable;

               (iii) if the Great Lakes Stockholder Approval shall not have been obtained at the Great Lakes Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iv) if the Crompton Stockholder Approval shall not have been obtained at the Crompton Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

           (c) by Crompton, if (i) Great Lakes shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (y) is not cured by Great Lakes within 30 calendar days following receipt of written notice of such breach or failure to perform from Crompton or (ii) a condition set forth in Section 7.2(a) or 7.2(b) is not reasonably capable of being satisfied on or prior to the applicable date specified in Section 8.1(b)(i);

           (d) by Great Lakes, if (i) Crompton or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3(a)(i) or
(iii) or 7.3(b) and (y) is not cured by Crompton or Merger Sub within 30 calendar days following receipt of written notice of such breach or failure to perform from Great Lakes, (ii) a condition set forth in Section 7.3(a)(i) or
(iii) or 7.3(b) is not reasonably capable of being satisfied on or prior to the applicable date specified in Section 8.1(b)(i), (iii) a condition set forth in
Section 7.3(a)(ii) or 7.3(d) shall not have been satisfied on or prior to March 16, 2005, (iv) the covenant set forth in Section 6.16 has been breached or (v) the condition set forth in Section 7.3(e) shall not have been satisfied or is not reasonably capable of being satisfied; provided, however, that Great Lakes shall only have the right to terminate this Agreement pursuant to clause (iii) or (iv) above on or prior to March 23, 2005;

           (e) by Crompton, (i) in the event that a Great Lakes Adverse Recommendation Change shall have occurred or (ii) as permitted by, and in accordance with, Section 5.3(e); or

           (f) by Great Lakes, (i) in the event that a Crompton Adverse Recommendation Change shall have occurred or (ii) as permitted by, and in accordance with, Section 5.2(e).

           SECTION 8.2. Termination Fee.

           (a) In the event that (i) (A) a Great Lakes Adverse Recommendation Change has occurred that is related to a Great Lakes Takeover Proposal that has been made to Great Lakes or directly to the stockholders of Great Lakes generally, in each case prior to the Great Lakes Stockholders Meeting, and (B) this Agreement is terminated by Crompton pursuant to Section 8.1(e)(i), (ii) (A) a Great Lakes Adverse Recommendation Change has occurred that is related to a Great Lakes Takeover Proposal that has been made to Great Lakes or directly to the stockholders of Great Lakes generally, in each case prior to the Great Lakes Stockholders Meeting, (B) Crompton has not terminated this Agreement pursuant to
Section 8.1(e)(i) and (C) this Agreement is terminated by Great Lakes or Crompton pursuant to Section 8.1(b)(iii), (iii) this Agreement is terminated by Great Lakes pursuant to Section 8.1(f)(ii) or (iv) (A) a Great Lakes Takeover Proposal shall have been made, and not withdrawn, to Great Lakes or shall have been made, and not withdrawn, directly to the stockholders of Great Lakes generally, in each case prior to the Great Lakes Stockholders Meeting, (B) a Great Lakes Adverse Recommendation Change has not occurred and (C) this Agreement is terminated by Great Lakes or Crompton pursuant to Section 8.1(b)(iii), then Great Lakes shall pay Crompton a fee equal to (I) in the case of clause (i), (ii) or (iii) above, $50,000,000 (the "Great Lakes Termination Fee"), in each case by wire transfer of same-day funds concurrently with any such termination of this Agreement, or (II) in the case of clause (iv) above,
(x) $25,000,000, by wire transfer of same-day funds concurrently with such termination of this Agreement, and (y) if within 12 months of such termination of this Agreement, Great Lakes enters into a definitive agreement to consummate, or consummates, a Great Lakes Takeover Proposal, $25,000,000, by wire transfer of immediately available funds concurrently with the consummation of the transactions contemplated by such Great Lakes Takeover Proposal.

           (b) Great Lakes acknowledges and agrees that the agreements contained in Section 8.2(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Crompton would not enter into this Agreement. If Great Lakes fails promptly to pay the amount due pursuant to
Section 8.2(a), and, in order to obtain such payment, Crompton commences a suit that results in a judgment against Great Lakes for such amount, Great Lakes shall pay to Crompton its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on such amount from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

           (c) In the event that (i) (A) a Crompton Adverse Recommendation Change has occurred that is related to a Crompton Takeover Proposal that has been made to Crompton or directly to the stockholders of Crompton generally, in each case prior to the Crompton Stockholders Meeting, and (B) this Agreement is terminated by Great Lakes pursuant to Section 8.1(f)(i), (ii) (A) a Crompton Adverse Recommendation Change has occurred that is related to a Crompton

Takeover Proposal that has been made to Crompton or directly to the stockholders of Crompton generally, in each case prior to the Crompton Stockholders Meeting,
(B) Great Lakes has not terminated this Agreement pursuant to Section 8.1(f)(i) and (C) this Agreement is terminated by Crompton or Great Lakes pursuant to
Section 8.1(b)(iv), (iii) this Agreement is terminated by Crompton pursuant to
Section 8.1(e)(i) or (iv) (A) a Crompton Takeover Proposal shall have been made, and not withdrawn, to Crompton or shall have been made, and not withdrawn, directly to the stockholders of Crompton generally, in each case prior to the Crompton Stockholders Meeting, (B) a Crompton Adverse Recommendation Change has not occurred and (C) this Agreement is terminated by Crompton or Great Lakes pursuant to Section 8.1(b)(iv), then Crompton shall pay Great Lakes a fee equal to (I) in the case of clause (i), (ii) or (iii) above, $50,000,000 (the "Crompton Termination Fee"), in each case by wire transfer of same-day funds concurrently with any such termination of this Agreement, or (II) in the case of clause (iv) above, (x) $25,000,000, by wire transfer of same-day funds concurrently with such termination of this Agreement, and (y) if within 12 months of such termination of this Agreement, Crompton enters into a definitive agreement to consummate, or consummates, a Crompton Takeover Proposal, $25,000,000, by wire transfer of immediately available funds concurrently with the consummation of the transactions contemplated by such Crompton Takeover Proposal.

           (d) Crompton acknowledges and agrees that the agreements contained in
Section 8.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Great Lakes would not enter into this Agreement. If Crompton fails promptly to pay the amount due pursuant to
Section 8.2(c), and, in order to obtain such payment, Great Lakes commences a suit that results in a judgment against Crompton for such amount, Crompton shall pay to Great Lakes its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on such amount from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

           SECTION 8.3. Effect of Termination. In the event of termination of this Agreement by either Great Lakes or Crompton as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Great Lakes, Crompton or Merger Sub, other than the provisions of Sections 3.18, 4.18, 6.2(b), 6.5, 8.2 and 8.7, this
Section 8.3 and Article IX, which provisions shall survive such termination, and except that no party shall be relieved or released from any liabilities or damages arising out of its fraud or its willful breach of this Agreement.

           SECTION 8.4. Amendment. At any time prior to the Effective Time, before or after receipt of the Great Lakes Stockholder Approval or the Crompton Stockholder Approval, this Agreement may be amended by the parties hereto; provided, however, that after the Great Lakes Stockholder Approval or the Crompton Stockholder Approval, as the case may be, has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of Great Lakes or the approval of the stockholders of Crompton, as the case may be, without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           SECTION 8.5. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 8.4, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

           SECTION 8.6. Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 8.1 or an amendment of this Agreement pursuant to Section 8.4 shall, in order to be effective, require, in the case of Great Lakes or Crompton, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 8.4, the duly authorized committee or other designee of its Board of Directors to the extent permitted by Law.

           SECTION 8.7. Lender Consent Under the Crompton Credit Agreement. Notwithstanding anything set forth in this Agreement to the contrary, it is agreed that the consent of the requisite percentage of lenders under the Crompton Credit Agreement to the consummation of the transactions contemplated by this Agreement is required to be obtained in connection therewith and to the extent that such consent is not obtained, neither Crompton nor any of its Subsidiaries will be required to pay any liquidated or other damages or other material amounts in connection therewith.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

           SECTION 9.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

           SECTION 9.2. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           SECTION 9.3. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Great Lakes Disclosure Schedule, the Crompton Disclosure Schedule and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II (only with respect to the right to receive the Merger Consideration and any amounts pursuant to Sections 2.2(c) and 2.2(e), and provided that no third party beneficiary rights exist with respect to Article II unless and until the Merger has occurred) and Sections 6.4 and 6.13 (provided that no third party beneficiary rights exist with respect to Sections 6.4 and 6.13 unless and until the Merger has occurred), are not intended to confer upon any Person, other than the parties hereto, any rights or remedies.

           SECTION 9.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

           SECTION 9.5. Specific Enforcement; Consent to Jurisdiction; Waiver of Jury Trial. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in Wilmington, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in Wilmington, Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in Wilmington, Delaware. Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

           SECTION 9.6. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

                  If to Crompton or Merger Sub, to:

                           CROMPTON CORPORATION
                           199 Benson Road
                           Middlebury, CT  06749
                           Attention:  Lynn A. Schefsky, Esq.
                                       Senior Vice President and
                                       General Counsel
                           Facsimile:  (203) 573-4301
                  with a copy (which shall not constitute notice) to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, IL  60603
                           Attention:  Scott J. Davis, Esq.
                                       James T. Lidbury, Esq., and
                                       D. Michael Murray, Esq.
                           Facsimile:  (312) 701-7711

                  If to Great Lakes, to:

                           GREAT LAKES CHEMICAL CORPORATION 9025 North River Rd. Suite 400
                           Indianapolis, IN  46240
                           Attention:  Jeffrey M. Lipshaw, Esq.
                                       Senior Vice President and
                                       General Counsel
                           Facsimile:  (317) 715-3132

                  with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Attention:  Thomas A. Roberts, Esq.
                           Facsimile:  (212) 310-8007

                           and

                           Weil, Gotshal & Manges LLP
                           200 Crescent Court
                           Suite 300
                           Dallas, TX  75201
                           Attention:  R. Jay Tabor, Esq.
                           Facsimile:  (214) 746-7777

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

           SECTION 9.7. Disclosure Schedules.

           (a) Any information which is disclosed in the Great Lakes Disclosure Schedule shall specifically refer to the Section or subsection of this Agreement to which the information stated therein relates; provided, however, that any fact, condition or other information disclosed in any Section of the Great Lakes Disclosure Schedule in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another Section of the Great Lakes Disclosure Schedule reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other Section of the Great Lakes Disclosure Schedule (whether or not specific cross references are made).

           (b) Any information which is disclosed in the Crompton Disclosure Schedule shall specifically refer to the Section or subsection of this Agreement to which the information stated therein relates; provided, however, that any fact, condition or other information disclosed in any Section of the Crompton Disclosure Schedule in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another Section of the Crompton Disclosure Schedule reasonably apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other Section of the Crompton Disclosure Schedule (whether or not specific cross references are made).

           SECTION 9.8. Definitions.

           (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

           "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

           "Filed Crompton SEC Documents" means the Crompton SEC Documents filed by Crompton and publicly available prior to the date of this Agreement.

           "Filed Great Lakes SEC Documents" means the Great Lakes SEC Documents filed by Great Lakes and publicly available prior to the date of this Agreement.

           "GAAP" means generally accepted accounting principles in the United States.

           "Knowledge" of any Person that is not an individual means (i) with respect to Great Lakes regarding any matter in question, the actual knowledge of the chief executive officer, chief financial officer, general counsel, chief environmental officer and chief human resources officer of Great Lakes and (ii) with respect to Crompton regarding any matter in question, the actual knowledge of the chief executive officer, chief financial officer, general counsel, vice president with supervisory power over environmental matters and chief human resources officer of Crompton.

           "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

           "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

           (b) The following terms are defined on the page of this Agreement set forth after such term below:


Adjusted Great Lakes Restricted Share Unit......9              Crompton 2004 Financial Statements.............31
Adjusted Great Lakes Restricted Shares..........9              Crompton 2004 Indentures.......................62
Adjusted Great Lakes Stock Option...............8              Crompton 9-7/8% Notes..........................62
Affected Employees.............................60              Crompton 9-7/8% Notes Indenture................62
Agreement.......................................2              Crompton Adverse Recommendation Change.........51
Certificate.....................................4              Crompton Adverse Recommendation or
Certificate of Merger...........................2              Termination Notice.............................51
Closing.........................................2              Crompton Charter Documents.....................27
Closing Date....................................2              Crompton Common Stock...........................4
Code............................................2              Crompton Consent Solicitations.................62
Confidentiality Agreement......................54              Crompton Credit Agreement......................64
Contract.......................................14              Crompton Disclosure Schedule...................26
Crompton........................................2              Crompton Floating Rate Notes...................62


                                       75

Crompton Floating Rate Notes Indenture.........62              Great Lakes Board Designees....................61
Crompton Material Adverse Effect...............26              Great Lakes Charter Documents..................12
Crompton Material Contracts....................38              Great Lakes Disclosure Schedule................11
Crompton Notes.................................62              Great Lakes Material Adverse Effect............11
Crompton Participating PreferredStock..........27              Great Lakes Material Contracts.................24
Crompton Permits...............................32              Great Lakes Permits............................17
Crompton Plans.................................35              Great Lakes Plans..............................20
Crompton Preferred Stock.......................27              Great Lakes Restricted Share Unit...............9
Crompton Rights................................27              Great Lakes Restricted Shares...................9
Crompton Rights Agreement......................27              Great Lakes SEC Documents......................15
Crompton SEC Documents.........................30              Great Lakes Significant Subsidiaries...........12
Crompton Significant Subsidiaries..............27              Great Lakes Stock Option........................8
Crompton Stock Plans...........................27              Great Lakes Stock Plans.........................8
Crompton Stockholder Approval..................30              Great Lakes Stockholder Approval...............14
Crompton Stockholders Meeting..................53              Great Lakes Stockholders Meeting...............53
Crompton Subsidiary Charter Documents..........29              Great Lakes Subsidiary Charter Documents.......14
Crompton Superior Proposal.....................50              Great Lakes Superior Proposal..................48
Crompton Takeover Proposal.....................50              Great Lakes Takeover Proposal..................48
Crompton Termination Fee.......................70              Great Lakes Termination Fee....................69
DGCL............................................2              Hazardous Materials............................23
Discretionary Amendments.......................62              HSR Act........................................14
Draft Form 10-K................................40              Indemnified Parties............................57
EC Merger Regulation...........................14              Intellectual Property Rights...................25
Effective Time..................................3              Joint Proxy Statement..........................14
Environmental Laws.............................23              Laws...........................................16
Environmental Liabilities......................23              Liens..........................................12
ERISA..........................................20              Merger..........................................2
Excess Shares...................................6              Merger Amendments..............................62
Excess Shares Trust.............................6              Merger Consideration............................4
Exchange Act...................................14              Merger Sub Common Stock........................28
Exchange Agent..................................4              Multiemployer Plan.............................20
Exchange Fund...................................4              New Credit Agreement...........................63
Exchange Ratio..................................4              Original Crompton Board Members................61
Form S-4.......................................18              PBGC...........................................21
Governmental Authority.........................14              Permitted Changes..............................40
Great Lakes.....................................2              Release........................................23
Great Lakes 2004 Audited                                       Representatives................................47
Financial Statements...........................15              Restraints.....................................64
Great Lakes Adverse Recommendation Change......49              Sarbanes-Oxley.................................17
Great Lakes Adverse Recommendation or                          SEC............................................10
Termination Notice.............................49              Section 203....................................26
                                                               Section 404 Disclosure.........................67
                                                               Sections 302 and 906 Disclosure................67
                                                               Securities Act.................................15
                                                               Surviving Corporation...........................2
                                                               Taxes..........................................19
                                                               Title IV Plan..................................20
                                                               WARN...........................................22


           SECTION 9.9. Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

           (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

           SECTION 9.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                            [Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       CROMPTON CORPORATION



                                       By:  /s/ Robert L. Wood
                                            ------------------------------------
                                            Name:   Robert L. Wood
                                            Title:  Chairman, President and
                                                    Chief Executive Officer



                                       COPERNICUS MERGER CORPORATION



                                       By:   /s/ Robert L. Wood
                                            ------------------------------------
                                            Name:   Robert L. Wood
                                            Title:  President



                                       GREAT LAKES CHEMICAL CORPORATION



                                       By:   /s/ Jeffrey Potrzebowski
                                            ------------------------------------
                                            Name:   Jeffrey Potrzebowski
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

        Form of Certificate of Incorporation of the Surviving Corporation
        -----------------------------------------------------------------


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        GREAT LAKES CHEMICAL CORPORATION

                      (formerly Great Lakes Delaware, Inc.,
                        incorporated on January 26, 1970)

FIRST:    The name of the Corporation is Great Lakes Chemical Corporation.

SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a)       to make, alter or repeal the By-laws of the Corporation; and

          (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

SIXTH:    (a)       The number of directors shall be not less than one. The
                    exact number of directors shall be such as from time to time shall be fixed by, and in a manner set forth in, the By-laws of the Corporation.

          (b) Each director of the Corporation shall hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation, retirement or removal from office. Any vacancy in the Board of Directors or newly created directorship resulting from any increase in the number of directors may be filled by a majority of the directors then in office, excluding any directors who shall theretofore have resigned as of a future date, although less than a quorum.

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT



SEVENTH:  The Corporation is to have perpetual existence.


EIGHTH: The books of the Corporation may be kept (except as may be otherwise required by law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

NINTH: The Corporation shall indemnify the directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Directors of the Corporation, to the fullest extent permitted by the General Corporation Law of the State of Delaware, shall not be liable to the Corporation or its stockholders for monetary damages for breach of their fiduciary duty as a director.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: None of the following transactions may be effectuated unless a meeting of stockholders of the Corporation is held to act thereon and the votes of the holders of its voting securities representing at least two-thirds of the votes entitled to be cast are cast in favor thereof:

          (a)       An acquisition by the Corporation of stock of an Interested
                    Party;

          (b) A sale, lease or exchange of all or the major portion of the assets of the Corporation of an Interested Party to the other;

          (c) A merger or consolidation to which the Corporation and an Interested Party are parties; or

          (d)       An amendment or repeal of this Article.

          As used in this Article, "Interested Party" means any person, firm or corporation, or any group thereof acting in concert, which owns of record or beneficially, directly or indirectly, more than 10% of any class of the stock of the Corporation.

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

TWELFTH: Notwithstanding any provision of Delaware law, or any other provision of this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation, whether voting as a class or otherwise, must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing of such stockholders.

          No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Twelfth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Twelfth.

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT

                            Form of Affiliate Letterru


Dear Sirs:

           The undersigned, a holder of shares of common stock, par value $1.00 per share ("Great Lakes Common Stock"), of GREAT LAKES CHEMICAL CORPORATION, a Delaware corporation ("Great Lakes"), acknowledges that the undersigned may be deemed an "affiliate" of Great Lakes within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 8, 2005, among CROMPTON CORPORATION, a Delaware corporation ("Crompton"), COPERNICUS MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of Crompton ("Merger Sub"), and Great Lakes, Merger Sub will be merged with and into Great Lakes (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $0.01 per share ("Crompton Common Stock"), of Crompton.

           If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Crompton Common Stock received by the undersigned in exchange for any shares of Great Lakes Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Crompton will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Crompton Common Stock by the undersigned.

           The undersigned hereby represents to and covenants with Crompton that the undersigned will not sell, assign or transfer any of the shares of Crompton Common Stock received by the undersigned in exchange for shares of Great Lakes Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to the undersigned, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

           In the event of a sale or other disposition by the undersigned of the shares of Crompton Common Stock pursuant to Rule 145, the undersigned will supply Crompton with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Crompton may instruct its transfer agent to withhold the transfer of any shares of Crompton Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Crompton shall cause the transfer agent to effectuate the transfer of the shares of Crompton Common Stock sold as indicated in such letter.

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT


           Crompton covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the shares of Crompton Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

           The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Crompton Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion from counsel to the effect that such legend is no longer required for purposes of the Securities Act.

           There will be placed on the certificates for Crompton Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

                    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

           It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Crompton Common Stock received in the Merger and the provisions of Rule 145(c)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Crompton Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Crompton has received either a written opinion of counsel, or a "no action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

           The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Crompton Common Stock and (ii) the receipt by Crompton of this letter is an inducement to Crompton's obligations to consummate the Merger.

                                                     Very truly yours,



Dated:

                                                                      ANNEX I TO
                                               EXHIBIT B OF THE MERGER AGREEMENT


           On [______], the undersigned sold the securities of CROMPTON CORPORATION ("Crompton") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of COPERNICUS MERGER CORPORATION, a Delaware corporation, with and into GREAT LAKES CHEMICAL CORPORATION, a Delaware corporation.

           Based upon the most recent report or statement filed by Crompton with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

           The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a) (38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,





            [Space to be provided for description of the Securities]

                                                                       EXHIBIT C
                                                         OF THE MERGER AGREEMENT


                       Form of Great Lakes Tax Certificate
                       -----------------------------------

                        GREAT LAKES CHEMICAL CORPORATION
                                   CERTIFICATE

           In connection with the merger of Copernicus Merger Corporation ("Merger Sub"), a Delaware corporation and a directly wholly-owned subsidiary of Crompton Corporation, a Delaware corporation ("Crompton"), with and into Great Lakes Chemical Corporation, a Delaware corporation ("Great Lakes"), pursuant to the Agreement and Plan of Merger, dated as of March 8, 2005 (the "Merger Agreement"), among Crompton, Merger Sub, and Great Lakes, Great Lakes hereby certifies the following are now true and will continue to be true as of the Effective Time and thereafter where relevant (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The consideration to be received in the Merger by the stockholders of Great Lakes was the result of arm's-length bargaining between the managements of Great Lakes and Crompton. The fair market value of the common stock of Crompton ("Crompton Common Stock") and any cash received in lieu of fractional shares to be received by each stockholder of Great Lakes will be approximately equal to the fair market value of the common stock of Great Lakes ("Great Lakes Common Stock") surrendered in the Merger.

          2. Prior to and in connection with the Merger, no outstanding stock of Great Lakes has been or will be (i) redeemed by Great Lakes, or (ii) acquired by a person related to Great Lakes (with the meaning of Treasury Regulation Section 1.368-1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) for consideration other than Crompton Common Stock or Great Lakes Common Stock.

          3. To the best knowledge of Great Lakes, there is no plan or intention on the part of any stockholders of Great Lakes to sell, exchange, or otherwise dispose of Crompton Common Stock to be received in the Merger by such holder of Great Lakes Common Stock directly or indirectly to Crompton or to a person related to Crompton (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Crompton Common Stock.

          4. Great Lakes has no outstanding equity interests other than as described in Section 3.2 of the Merger Agreement. At the Effective Time and following the Merger, Great Lakes will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Great Lakes that, if exercised or converted, would affect Crompton's acquisition or retention of "control" of Great Lakes within the meaning of
                    Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

          5. Great Lakes has no plan or intention to alter the terms of the Great Lakes Common Stock or to issue additional shares of its stock that would result in Crompton losing "control" of Great Lakes within the meaning of Section 368(c) of the Code.

          6. Holders of Great Lakes Common Stock do not have dissenter's rights in connection with the Merger.

          7. Great Lakes and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger, except that the costs and expenses described in Section 6.5 of the Merger Agreement shall be borne by the parties in accordance therewith.

          8.        Great Lakes is not an investment company as defined in
                    Section 368(a)(2)(F)(iii) and (iv) of the Code.

          9. Great Lakes is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          10. There is no intercorporate indebtedness existing between Crompton and Great Lakes or between Merger Sub and Great Lakes that was issued, acquired, or will be settled at a discount.

          11. In the Merger, shares of Great Lakes Common Stock representing control of Great Lakes within the meaning of
                    Section 368(c) of the Code will be exchanged solely for Crompton Common Stock. In connection with the Merger, no shares of Great Lakes Common Stock will be exchanged for cash or other property originating with Crompton or any person related to Crompton (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) except for cash received by holders of Great Lakes Common Stock in lieu of fractional shares of Crompton Common Stock. Further, no liabilities of Great Lakes or of the stockholders of Great Lakes will be assumed by Crompton, nor to the best of the knowledge of the management of Great Lakes, will any Great Lakes Common Stock be subject to any liabilities.

          12. In connection with the Merger, Great Lakes has not sold, transferred, or otherwise disposed of any of its assets as would prevent Crompton or members of its qualified group (within the meaning of Treasury Regulation 1.368-1(d)(4)(ii)) from causing Great Lakes after the Merger to continue the historic business of Great Lakes or to use a significant portion of Great Lakes' historic business assets in a business.

          13. On the date of the Merger, the fair market value of the assets of Great Lakes will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          14. Following the Merger, Great Lakes will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Great Lakes to Great Lakes stockholders who receive cash or other property in the Merger, amounts used by Great Lakes to pay its reorganization expenses and those of its stockholders, and all redemptions and distributions (except for regular, normal dividends) made by Great Lakes will be included as assets of Great Lakes immediately prior to the Merger.

          15. None of the compensation to be received by any stockholder-employee of Great Lakes in the Merger will be separate consideration for, or allocable to, any of their shares of Great Lakes Common Stock; none of the Crompton Common Stock to be received by any stockholder-employee of Great Lakes will be separate consideration for, or allocable to, any employment or consulting agreement; and the compensation to be paid to any stockholder-employee after the Merger pursuant to arrangements entered into in connection with the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          16. All options, warrants, or rights to acquire shares of Great Lakes Common Stock were issued with an exercise price no less than fair market value at the time of issue.

          17. The Merger is being effected for bona fide business reasons, as described in the Joint Proxy Statement.

          18. The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Crompton and Great Lakes regarding the Merger, and there are no other written or oral agreements regarding the Merger.

          19. The payment of cash in lieu of fractional shares of Crompton Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Crompton of issuing fractional shares, if any, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Great Lakes Common Stock in lieu of issuing fractional shares of Crompton Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Great Lakes Common Stock in exchange for their Great Lakes Common Stock.

           The undersigned recognizes that opinions issued by counsel of Crompton and Great Lakes regarding certain federal income tax consequences of the Merger ("Tax Opinions") will be based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto. The Tax Opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all respects.


           IN WITNESS WHEREOF, Great Lakes has executed this Certificate on this __ day of ______, 2005. Great Lakes Chemical Corporation


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT D
                                                         OF THE MERGER AGREEMENT


                 Form of Crompton and Merger Sub Tax Certificate
                 -----------------------------------------------

                              CROMPTON CORPORATION
                                   CERTIFICATE

           In connection with the merger (the "Merger") of Copernicus Merger Corporation ("Merger Sub"), a Delaware corporation and a direct wholly-owned subsidiary of Crompton Corporation, a Delaware corporation ("Crompton"), with and into Great Lakes Chemical Corporation, a Delaware corporation ("Great Lakes"), pursuant to the Agreement and Plan of Merger, dated as of March 8, 2005 (the "Merger Agreement"), among Crompton, Merger Sub, and Great Lakes, Crompton hereby certifies, on behalf of Crompton and Merger Sub, the following are now true and will continue to be true as of the Effective Time and thereafter where relevant (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

          1. The consideration to be issued in the Merger to the stockholders of Great Lakes was the result of arm's-length negotiation between the managements of Crompton and Great Lakes. The fair market value of the common stock of Crompton ("Crompton Common Stock") and any cash in lieu of fractional shares to be received by each stockholder of Great Lakes will be approximately equal to the fair market value of the common stock of Great Lakes ("Great Lakes Common Stock") surrendered in the Merger.

          2. In connection with the Merger, none of the Great Lakes Common Stock will be acquired by Crompton or any person related to Crompton (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) for consideration other than Crompton Common Stock and cash in lieu of fractional share interests therein.

          3. In the Merger, shares of Great Lakes Common Stock representing control of Great Lakes, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for Crompton Common Stock. In connection with the Merger, no shares of Great Lakes Common Stock will be exchanged for cash or other property originating with Crompton or any person related to Crompton

                    (within the meaning of Treasury Regulation Section 1.368-1(e)(3)). Further, no liabilities of Great Lakes or of the stockholders of Great Lakes will be assumed by Crompton, nor to the best knowledge of the management of Crompton, will any Great Lakes Common Stock be subject to any liabilities.

          4. Following the Merger, Crompton will cause Great Lakes to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately before the Merger. For purposes of this representation, assets transferred from Crompton to Merger Sub are not included as assets of Merger Sub immediately before the Merger where such assets are used to pay reorganization expenses, to pay creditors of Great Lakes or to enable Merger Sub to satisfy state minimum capitalization requirements (where the money is returned to Crompton as part of the transaction).

          5. Following the Merger, the historic business of Great Lakes will be continued by, or a significant portion of Great Lakes' historic business assets will be used in a business of, Crompton or a corporation within Crompton's qualified group (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)).

          6.        Crompton has no plan or intention to liquidate Great Lakes;
                    to merge Great Lakes with or into another corporation; to sell, distribute or otherwise dispose of Great Lakes Common Stock acquired in the Merger except for transfers or successive transfers of Great Lakes Common Stock to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor; or to cause Great Lakes to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers or successive transfers of assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation.

          7. In connection with the Merger, neither Crompton nor any person related to Crompton (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) will purchase, exchange, redeem, or otherwise acquire (directly or indirectly) any Crompton Common Stock issued to holders of Great Lakes Common Stock in the Merger.

          8. Holders of Great Lakes Common Stock do not have dissenter's rights in connection with the Merger.

          9. Crompton and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger, except that the costs and expenses described in Section 6.5 of the Merger Agreement shall be borne by the parties in accordance therewith. Crompton will not pay any of the expenses of the stockholders of Great Lakes incurred in connection with the Merger.

          10. Neither Crompton nor any person related to Crompton (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has owned any stock of Great Lakes during the past five (5) years.

          11. Neither Crompton nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          12. At the Effective Time, Crompton will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

          13. Crompton has no plan or intention to cause Great Lakes to alter the terms of the Great Lakes Common Stock or to issue additional shares of its stock that would result in Crompton losing control of Great Lakes within the meaning of Section 368(c) of the Code.

          14. There is no intercorporate indebtedness existing between Crompton and Great Lakes or between Merger Sub and Great Lakes that was issued, acquired, or will be settled at a discount.

          15. Merger Sub will have no liabilities assumed by Great Lakes, and will not transfer to Great Lakes any assets subject to liabilities, in the Merger.

          16. None of the compensation to be received by any stockholder-employee of Great Lakes will be separate consideration for, or allocable to, any of such person's shares of Great Lakes Common Stock; none of the shares of Crompton Common Stock to be received by any stockholder-employee of Great Lakes in the Merger will be separate consideration for, or allocable to, any past or future services; and the compensation to be paid to any stockholder-employee after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          17. The Merger is being effected for bona fide business reasons, as described in the Joint Proxy Statement.

          18. The Merger Agreement (including all exhibits and attachments thereto) represents the full and complete agreement between Crompton and Great Lakes regarding the Merger, and there are no other written or oral agreements regarding the Merger.

          19. The payment of cash in lieu of fractional shares of Crompton Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Crompton of issuing fractional shares, if any, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Great Lakes Common Stock in lieu of issuing fractional shares of Crompton Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Great Lakes Common Stock in exchange for their Great Lakes Common Stock.

          20. Crompton Common Stock entitles the holder to vote for the election of the board of directors of Crompton.

          21. No holder of Great Lakes Common Stock is acting as agent for Crompton in connection with the Merger or approval thereof, and neither Crompton nor Merger Sub will reimburse any holder of Great Lakes Common Stock for the Great Lakes Common Stock such holder may have purchased, or for other obligations such holder may have incurred, as agent for Crompton or Merger Sub.


           The undersigned recognizes that opinions issued by counsel of Crompton and Great Lakes regarding certain federal income tax consequences of the Merger ("Tax Opinions") will be based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto. The Tax Opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all respects.

           IN WITNESS WHEREOF, Crompton, on behalf of Crompton and Merger Sub, has executed this Certificate on this day of , 2005. Crompton Corporation


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title: